EXHIBIT 10(n)

                           SECOND AMENDED AND RESTATED
                          CREDIT AGREEMENT AND GUARANTY

                            dated as of May 25, 2000

                                      among

                          BOUNDLESS TECHNOLOGIES, INC.,
                     BOUNDLESS MANUFACTURING SERVICES, INC.
                               and MERINTA, INC.,
                                as Co-Borrowers,

                         BOUNDLESS ACQUISITION CORP. and
                             BOUNDLESS CORPORATION,
                                 as Guarantors,

                                       and

                            THE CHASE MANHATTAN BANK,
                             SILICON VALLEY BANK and
                            NATIONAL BANK OF CANADA,
                                  as the Banks

                                       and
                            THE CHASE MANHATTAN BANK,
                      as Administrative Agent for the Banks









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         TABLE OF CONTENTS

                                                                       PAGE


ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS                            1
         Section 1.01. Definitions.                                    1
         Section 1.02. Accounting Terms.                               21
                       Section 1.03. Computation of Time Periods.      22
                       Section 1.04. Rules of Construction.            22

ARTICLE II.  LOANS                                                     22
         Section 2.01. Revolving Credit.                               22
         Section 2.02. Term Loan.                                      22
         Section 2.03. All Loans.                                      22
         Section 2.04. Notice and Manner of Borrowing.                 23
         Section 2.05. Non-Receipt of Funds by Administrative Agent.   23
         Section 2.06. Interest Periods; Renewals.                     24
         Section 2.07. Interest.                                       25
         Section 2.08. Fees.                                           26
         Section 2.09. Notes.                                          26
         Section 2.10. Optional Prepayments.                           27
         Section 2.11. Mandatory Prepayment.                           27
         Section 2.12. Method of Payment.                              28
         Section 2.13. Use of Proceeds.                                28
         Section 2.14. Conversions or Continuation of Loans.           29
         Section 2.15. Minimum Amounts.                                29
         Section 2.16. Certain Notices.                                29
         Section 2.17. Additional Costs.                               30
         Section 2.18. Limitation on Types of Loans.                   31
         Section 2.19. Illegality.                                     31
         Section 2.20. Treatment of Affected Loans.                    31
         Section 2.21. Certain Compensation.                           32
         Section 2.22. Capital Adequacy.                               32

ARTICLE III.  LETTERS OF CREDIT                                        34
         Section 3.01. Trade Letters of Credit.                        34
         Section 3.02. Standby Letters of Credit.                      34
         Section 3.03. Reimbursement Obligation.                       34
         Section 3.04. Payment of Commissions, Expenses and Interest.  35
         Section 3.05. Proper Drawing; Chase's Honoring.               36
         Section 3.06. Amendment, Change, Modification; No Waiver.     37
         Section 3.07. U.C.P.; Agreements and Acknowledgments;
                       Indemnification.                                37
         Section 3.08. Licenses; Insurance; Regulations.               38
         Section 3.09. Additional Security.                            39
         Section 3.10. Continuing Rights and Obligations.              39
         Section 3.11. Instructions; No Liability.                     39
         Section 3.12. Amended Agreement.                              40

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         Section 3.13. Existing Letters of Credit.                     40

ARTICLE IV.  RESERVED                                                  40

ARTICLE V. PARTICIPATIONS                                              40
         Section 5.01. Participating Banks' Pro Rata Shares.           40
         Section 5.02. Sale and Purchase of Participations.            40
         Section 5.03. Participation in Fees and Collateral
                       Relationship.                                   40
         Section 5.04. Procedures.                                     41
         Section 5.05. Collections and Remittances.                    41
         Section 5.06. Sharing of Setoffs and Collections.             42
         Section 5.07. Indemnification; Costs and Expenses.            42
         Section 5.08. Administration; Standard of Care.               43
         Section 5.09. Independent Investigation by the
                       Participating Banks.                            44
         Section 5.10. Participating Banks, Ownership of Interests
                       in the Participations; Repurchases by Chase.    45

ARTICLE VI.  GUARANTY                                                  45
         Section 6.01. Guaranty.                                       45
         Section 6.02. Credit Parties' Guaranty Obligations
                       Unconditional.                                  45
         Section 6.03. Waivers.                                        46
         Section 6.04. Subrogation.                                    46
         Section 6.05. Contribution.                                   47
         Section 6.06. Limitation of Liability.                        47

ARTICLE VII.  CONDITIONS PRECEDENT                                     47
         Section 7.01. Conditions Precedent to Initial
                       Credit Facility                                 47
         Section 7.02. Conditions Precedent to All Extensions
                       of Credit                                       51
         Section 7.03. Deemed Representation.                          51

ARTICLE VIII.  REPRESENTATIONS AND WARRANTIES                          51
         Section 8.01. Incorporation, Good Standing and
                       Due Qualification.                              51
         Section 8.02. Corporate Power and Authority; No Conflicts.    51
         Section 8.03. Legally Enforceable Agreements.                 52
         Section 8.04. Litigation.                                     52
         Section 8.05. Financial Statements and Projections.           52
         Section 8.06. Ownership and Liens.                            52
         Section 8.07. Taxes.                                          53
         Section 8.08. ERISA.                                          53
         Section 8.09. Issuance and Ownership of Stock and Notes.      53
         Section 8.10. Operation of Business.                          53
         Section 8.11. No Default on Outstanding Judgments or Orders.  53
         Section 8.12. No Defaults on Other Agreements.                53
         Section 8.13. Labor Disputes and Acts of God.                 54
         Section 8.14. Governmental Regulation.                        54
         Section 8.15. Partnerships.                                   54
         Section 8.16. Environmental Protection.                       54
         Section 8.17. Solvency.                                       54

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         Section 8.18. Intellectual Property.                          54
         Section 8.19. Investments.                                    54
         Section 8.20. Y2K.                                            55
         Section 8.21. Approvals.                                      55
         Section 8.22. Subsidiaries and Affiliates.                    55
         Section 8.23. Security Documents.                             55
         Section 8.24. Disclosure.                                     55
         Section 8.25. No Default                                      55
         Section 8.26. Compliance with Laws                            55
         Section 8.27. Federal Reserve Requirements, Use of Proceeds   56

ARTICLE IX.  AFFIRMATIVE COVENANTS                                     56
         Section 9.01. Maintenance of Existence.                       56
         Section 9.02. Conduct of Business.                            56
         Section 9.03. Maintenance of Properties and Insurance.        56
         Section 9.04. Maintenance of Records.                         57
         Section 9.05. Payment of Debt.                                57
         Section 9.06. Compliance with Laws.                           57
         Section 9.07. Right of Inspection.                            57
         Section 9.08. Reporting Requirements.                         57
         Section 9.09. Compliance With Environmental Laws.             61
         Section 9.10. Execution of Agreement by Subsidiaries
                       of the Credit Parties.                          61
         Section 9.11.  Further Assurances.                            61

ARTICLE X. NEGATIVE COVENANTS                                          61
         Section 10.01. Debt.                                          61
         Section 10.02. Guaranties.                                    62
         Section 10.03. Liens.                                         62
         Section 10.04. Investments.                                   64
         Section 10.05. Sale of Assets.                                64
         Section 10.06. Transactions with Affiliates.                  64
         Section 10.07. Mergers, Etc.                                  65
         Section 10.08. Leases.                                        65
         Section 10.09. Dividends.                                     65
         Section 10.10. Changes, Amendments or Modifications.          65
         Section 10.11. Sale and Leaseback                             65
         Section 10.12. Federal Reserve Requirement                    66
         Section 10.13. Subordinated Indebtedness                      66
         Section 10.14.  Supply Agreement.                             66


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ARTICLE XI.  FINANCIAL COVENANTS    66
         Section 11.01. Minimum Earnings Before Interest,
                        Taxes, Depreciation and Amortization.          66

         Section 11.02. Fixed Charge Coverage Ratio.                   67
         Section 11.03. Cash Flow Leverage Ratio.                      67
         Section 11.04. Capital Expenditures.                          67
         Section 11.05. Merinta                                        67

ARTICLE XII.  EVENTS OF DEFAULT                                        67
         Section 12.01. Events of Default.                             67
         Section 12.02. Remedies.                                      70

ARTICLE XIII.  THE ADMINISTRATIVE AGENT                                70
         Section 13.01. Appointment, Powers and Immunities
                        of Administrative Agent.                       70
         Section 13.02. Reliance by Administrative Agent.              71
         Section 13.03. Defaults.                                      71
         Section 13.04. Rights of Administrative Agent as a Bank.      71
         Section 13.05. Indemnification of Administrative Agent.       72
         Section 13.06. Documents.                                     72
         Section 13.07. Non-Reliance on Administrative Agent
                        and Other Banks.                               72
         Section 13.08. Failure of Administrative Agent to Act.        73
         Section 13.09. Resignation of Administrative Agent.           73
         Section 13.10. Amendments Concerning Agency Function.         73
         Section 13.11. Liability of Administrative Agent.             73
         Section 13.12. Transfer of Agency Function.                   73
         Section 13.13. Withholding Taxes.                             74

ARTICLE XIV.  MISCELLANEOUS                                            74
         Section 14.01. Amendments and Waivers.                        74
         Section 14.02. Usury.                                         75
         Section 14.03. Expenses; Indemnification.                     75
         Section 14.04. Assignment; Participation.                     75
         Section 14.05. Notices.                                       76
         Section 14.06. Setoff.                                        77
         Section 14.07. Special Provisions with Respect
                        to Merinta Event or Merinta Sale.              77
         Section 14.08. Jurisdiction; Immunities.                      78
         Section 14.09. Governing Law.                                 79
         Section 14.10. Counterparts.                                  79
         Section 14.11. Exhibits and Schedules.                        79
         Section 14.12. Table of Contents; Headings.                   79
         Section 14.13. Severability.                                  79
         Section 14.14. Integration.                                   79
         Section 14.15. Taxes.                                         80
         Section 14.16. WAIVER OF JURY TRIAL.                          80
         Section 14.17. Joint and Several Obligations                  81


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Exhibits and Schedules

Exhibit A         Revolving Credit Note
Exhibit B         Term Loan Note
Exhibit C-1       Co-Borrower Security Agreement
Exhibit C-2       Guarantor Security Agreement
Exhibit D         Reserved
Exhibit E         Patent Security Interest Agreement
Exhibit F         Trademark Assignment
Exhibit G         Pledge Agreement (BC)
Exhibit H         Pledge Agreement (BAC)
Exhibit I         Borrowing Base Certificate
Exhibit J         Assignment and Assumption Agreement
Exhibit K         Merinta Warrant

Schedule 3.13     Existing Letters of Credit
Schedule 8.04     Litigation
Schedule 8.15     Partnerships
Schedule 8.18     Intellectual Property
Schedule 8.19     Investments
Schedule 8.22     Subsidiaries and Affiliates
Schedule 10.03    Liens

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     SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY, dated as of May
25, 2000 among BOUNDLESS TECHNOLOGIES, INC. ("Boundless Technologies"), BOUNDLESS MANUFACTURING SERVICES, INC. ("BMS"), MERINTA, INC. ("Merinta"; collectively, with Boundless Technologies and BMS, the "Co-Borrowers")), BOUNDLESS ACQUISITION CORP. ("BAC"), BOUNDLESS CORPORATION ("BC"; collectively with BAC, the "Guarantors"), THE CHASE MANHATTAN BANK ("Chase"), SILICON VALLEY BANK ("SVB"), NATIONAL BANK OF CANADA ("NBC"), each other lender which may hereafter execute and deliver an instrument of assignment with respect to the Credit Facilities under this Agreement pursuant to Section 14.04 (Chase, SVB, NBC and such other lenders, each a "Bank" and collectively, the "Banks") and THE CHASE MANHATTAN BANK, as administrative, documentation and collateral agent for the Banks (in such capacity, the "Administrative Agent"), as agent for the Banks.

                                    RECITALS

     WHEREAS, certain of the parties hereto are parties to the Prior Credit Agreement (as hereinafter defined);

     WHEREAS, the parties hereto desire to amend in various respects and restate the Prior Credit Agreement to, inter alia, add additional parties thereto and to make other revisions as provided herein;

     NOW, THEREFORE, the parties hereto agree to amend and restate the Prior Credit Agreement in its entirety as follows:

     The Co-Borrowers have applied to the Banks for an extension of credit and other financial accommodations in the form of Revolving Credit Loans, a Term Loan and the issuance of Letters of Credit (such terms and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms hereinafter) to the Co-Borrowers on the Closing Date in an aggregate principal amount of $19,000,000. The proceeds of the Loans shall be used by the Co-Borrowers for the purposes set forth herein. The Guarantors will guarantee the Loans in accordance with the provisions hereof. The Banks are willing to extend the Loans and issue Letters of Credit to the applicable Co-Borrowers subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IT IS AGREED:

                   ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

     "Account" means all right, title and interest of the Co-Borrowers, or any of them, in and to all present and future accounts receivable, contract rights, promissory notes, chattel paper, all

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tax refunds and rights to receive tax refunds, bonds, rights of indemnification, contribution and subrogation, leases, computer service contracts, deposits, causes of action, choses in action, judgments, and claims against third parties of every kind or nature, investment securities, notes, drafts, acceptances, letters of credit and rights to receive proceeds of letters of credit, instruments and deposit accounts, book accounts, credits and reserves and all forms of obligations whatsoever owing.

     "Acceptable Counterparty" means any Bank or any other financial institution whose outstanding long-term debt is rated AAA by Standard & Poor's Corporation.

     "Additional Costs" has the meaning specified in Section 2.17.

     "Administrative Agent" has the meaning specified in the preamble to this Agreement.

     "Administrative Agent's Office" means the Administrative Agent's address as specified on the signature page of this Agreement, or such other address as the Administrative Agent may designate by written notice to the Co-Borrower and the Banks.

     "Affected Loans" has the meaning specified in Section 2.20.

     "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Credit Agreement and Guaranty, as amended, supplemented or modified from time to time.

     "Amortization" means, for any period, amortization expense of BC and its Consolidated Subsidiaries, all as determined in accordance with GAAP consistently applied.

     "Applicable Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or in the applicable Assignment and Assumption Agreement or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Co-Borrowers as the office by which its Loans of such type are to be made and maintained.

     "Applicable Margin" means the Applicable Revolving Credit Margin or the Applicable Term Loan Margin, as applicable.

     "Applicable Revolving Credit Margin" means, with respect to the Revolving Credit Loans that are Base Rate Loans or LIBOR Loans hereunder, the percentage set forth below under the headings "Applicable Base Rate Margin" and "Applicable LIBOR Margin", respectively, opposite the applicable ratio:

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============================== ======================= ==================
        Cash Flow                 Applicable Base          Applicable
     Leverage Ratio                 Rate Margin           Libor Margin
------------------------------ ----------------------- ------------------
Greater than 2.50:1.00                 .25%                  2.50%
------------------------------ ----------------------- ------------------
Less than or equal to
2.50:1:00 but greater than               0%                  2.25%
2:00:1.00
------------------------------ ----------------------- ------------------
Less than or equal to                    0%                  2.00%
2:00:1.00, but greater than
1:50:1.00
------------------------------ ----------------------- ------------------
Less than or equal to                    0%                  1.75%
1.50:1.00, but greater than
1.00:1.00
------------------------------ ----------------------- ------------------
Less than or equal to                    0%                  1.50%
1.00:1.00
============================== ======================= ==================

     The Applicable Revolving Credit Margin will be initially set with respect to each Revolving Credit Loan on the Closing Date, based upon the financial statement referred to in Section 7.01(17)(b), and thereafter shall be reset on the date which is five (5) business days following the date of receipt of the financial statements referred to in Section 9.08(1) and 9.08(2), together with a certificate of the Chief Financial Officer of BC certifying the Cash Flow Leverage Ratio and setting forth the calculation thereof in detail; provided, however, that if any such financial statements and certificate are not received by the Administrative Agent within the time period required pursuant to Section 9.08(1) and 9.08(2), as the case may be, the Applicable Revolving Credit Margin will be established at the highest rates provided above from the date such financial statement and certificate were due until the date which is five (5) Business Days following the receipt by the Administrative Agent of such financial statements and certificate, and provided, further, that the Administrative Agent shall not in any way be deemed to have waived any Event of Default, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of a Default or an Event of Default, no downward adjustment, and only upward adjustments, shall be made to Applicable Revolving Credit Margin.

     "Applicable Term Loan Margin" means, with respect to the Term Loans that are Base Rate Loans or LIBOR Loans hereunder, the percentage set forth below under the headings "Applicable Base Rate Margin" and "Applicable LIBOR Margin", respectively, opposite the applicable ratio:

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============================== ===================== =================
                                 Applicable Base         Applicable
 Cash Flow Leverage Ratio         Rate Margin           LIBOR Margin
------------------------------ --------------------- -----------------
Greater than 2.50:1.00               1.25%                  3.5 %
------------------------------ --------------------- -----------------
Less than or equal to                1.00%                  3.25%
2.50:1.00 but greater than
2.00:1.00
------------------------------ --------------------- -----------------
Less than or equal to                 .75%                  3.0 %
2.00:1.00
============================== ===================== =================

     The Applicable Term Loan Margin will be initially set with respect to each Term Loan on the Closing Date, based upon the financial statement referred to in 7.01(17)(b), and thereafter shall be reset on the date which is five (5) business days following the date of receipt of the financial statements referred to in Section 9.08(1) and 9.08(2), together with a certificate of the Chief Financial Officer of BC certifying the Cash Flow Leverage Ratio and setting forth the calculation thereof in detail; provided, however, that if any such financial statements and certificate are not received by the Administrative Agent within the time period required pursuant to Section 9.08(1) and 9.08(2), as the case may be, the Applicable Term Loan Margin will be established at the highest rates provided above from the date such financial statements and certificate were due until the date which is five (5) Business Days following the receipt by the Administrative Agent of such financial statements and certificate, and provided, further, that the Administrative Agent shall not in any way be deemed to have waived any Event of Default, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of a Default or an Event of Default, no downward adjustment, and only upward adjustments, shall be made to Applicable Term Loan Margin.

     "Application" means each application submitted by any Letter of Credit Party requesting that Chase issue a Letter of Credit for the account of such Letter of Credit Party, as such Application may be amended, supplemented or modified from time to time.

     "Assignee" has the meaning specified in Section 14.04.

     "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of Exhibit J, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with
Section 14.04.

     "Authorized Person" means with respect to any Letter of Credit Party any officer or employee, or combination thereof, of such Letter of Credit Party as authorized by resolutions of the board of directors of such Letter of Credit Party to act on behalf of such Letter of Credit Party with respect to Letters of Credit, all as delivered to and accepted by Chase from time to time.

     "Bank" or "Banks" has the meaning specified in the preamble to this Agreement.

     "Bank Parties" means the Administrative Agent and each of the Banks.

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     "Bank Commitment" shall mean, with respect to each Bank, the obligation of such Bank to make Loans to the Revolving Credit Borrowers and the Term Loan Borrower and to acquire participations in Letters of Credit in an aggregate amount not to exceed the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Bank Commitment", as such amounts may be adjusted in accordance with the terms of this Agreement.

     "Banking Day" means (1) any day on which commercial banks are not authorized or required to close in New York City and (2) whenever such day relates to a LIBOR Loan, an Interest Period with respect to a LIBOR Loan, or notice with respect to any LIBOR Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

     "Base Rate" means, for any day, the higher of (1) the Federal Funds Rate for such day plus one-half of one percent (.50%) or (2) the Prime Rate for such day.

     "Base Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Base Rate.

     "BAC" means Boundless Acquisition Corp., a Delaware corporation.

     "BC" means Boundless Corporation, a Delaware corporation.

     "BMS" means Boundless Manufacturing Services, Inc., a Delaware corporation.

     "BMS Note" means that certain $1,000,000 unsecured promissory note dated as of March 3, 2000 and executed by BMS in favor of Boca Research.

     "Boca Research" means Boca Research, Inc., a Florida corporation.

     "Borrowing Base" means an amount equal to the sum of (1) eighty percent (80%) of the face amount of all Eligible Accounts of the Revolving Credit Borrowers, plus (2) the lesser of (a) (i) fifty percent (50%) of Eligible Inventory of Boundless Technologies which consists of finished goods and is covered by a purchase order, plus (ii) thirty percent (30%) of Eligible Inventory of Boundless Technologies and Merinta (other than Eligible Inventory which is described in clause (2)(a)(i) above) plus (iii) the lesser of (A) $500,000 or (B) thirty percent (30%) of Eligible Inventory of BMS (other than Eligible Inventory which is described in clause 2(a)(iv) and (v) below) plus
(iv) thirty percent (30%) of Eligible Inventory of BMS which inventory is manufactured by BMS solely for the sale to Boundless Technologies plus (v) fifty percent (50%) of BMS's Eligible Inventory which is the subject of the Supply Agreement, or (b) $5,000,000 plus (3) (a) 100% of the face value of Eligible Accounts which are due to Merinta from IAN and which are secured by a stand-by letter of credit issued by Chase, in form and substance satisfactory to the Banks, plus (b) eighty (80%) of the face value of Merinta's Eligible Accounts (other than Eligible Accounts that are described in clause (3)(a) above; provided, that in the event that Merinta shall no longer be a Co-Borrower hereunder, Merinta's Accounts and Inventory shall no longer be eligible for purposes of calculation of the Borrowing Base and provided, further, that the Required Banks may increase or decrease such percentages and the

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

foregoing inventory limitation if, after review of each field audit of the Co-Borrowers' receivables, inventory and related books and records, the Required Banks determine that there has been a material change in the quality of the Co-Borrowers' inventory or receivables. Any such revision to advance rates or to the inventory limitation would become effective thirty (30) days after notice of such change is delivered to the Co-Borrowers, unless a Default or Event of Default is then existing, in which case such revision shall be effective immediately upon delivery of such notice. For purposes of determining the Borrowing Base Eligible Inventory will be valued in accordance with GAAP. Notwithstanding anything to the contrary, the limitation of $500,000 of Eligible Inventory of BMS as described in clause (2)(a)(iii) above, shall apply only until such time as the Banks shall receive an audit of such inventory, in form and substance satisfactory to the Banks, indicating that, among other things, the manufacturing methods of, and policies and procedures of BMS with respect to, such inventory is substantially similar to the manufacturing methods of, and polices and procedures of Boundless Technologies with respect to, its inventory.

     "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit I, certified by the chief financial officer of each Co-Borrower with respect to the Borrowing Base.

     "Borrowing Notice" has the meaning specified in Section 2.04.

     "Boundless Technologies" means Boundless Technologies, Inc., a Delaware corporation.

     "Capital Expenditures" means additions to property and equipment of BC and its Consolidated Subsidiaries, which, in conformity with GAAP, are included as "additions to property, plant or equipment" or similar items which would be reflected in the consolidated statement of cash flow of BC and its Consolidated Subsidiaries including, without limitation, property and equipment which are the subject of capital leases.

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Cash Collateral" means a deposit by the Co-Borrowers, made in immediately available funds, to a savings, checking or time deposit account at the Administrative Agent or the purchase by the Co-Borrowers of a certificate of deposit issued by the Administrative Agent and the execution of all documents and the taking of all steps required to give the Administrative Agent a perfected Lien in such deposit or certificate of deposit.

     "Cash Flow Leverage Ratio" means the ratio of (1) Funded Debt as of the date of calculation thereof to (2) Earnings Before Interest, Taxes, Depreciation and Amortization, for the twelve months immediately preceding the date of calculation thereof.

     "Cash Interest Expense" means for any period Interest Expense for such period that is required to be or is paid in cash.

     "Cash Taxes" means for any period Taxes for such period that are required to be or are paid in cash.

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

     "Chase" means The Chase Manhattan Bank and its successors.

     "Chief Financial Officer" means, with respect to any person, the Chief Financial Officer of such Person or if there is no Chief Financial Officer, then the President of such Person.

     "Closing Date" means May 25, 2000.

     "Co-Borrowers" means, without duplication, the Revolving Credit Borrowers, the Term Loan Borrower and the Letter of Credit Parties.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" means any and all real and personal property subject to a Lien granted by any of the Security Documents.

     "Commitment Fee" has the meaning specified in Section 2.08.

     "Commitments" means, collectively, the Revolving Credit Commitment and the Letter of Credit Commitment.

     "Consolidated Subsidiaries" means all Subsidiaries of BC that should be included in BC's consolidated financial statements, all as determined in accordance with GAAP.

     "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.14 hereof of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

     "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.14 hereof of Base Rate Loans into LIBOR Loans or LIBOR Loans into Base Rate Loans, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending office to another.

     "Copyright Security Interest Agreement" means the Copyright Security Interest Agreement, between Boundless Technologies (as successor-in-interest to Sunriver Data Systems, Inc.) and the Administrative Agent, dated as of October 23, 1995, as amended, restated, supplemented or otherwise modified from time to time.

     "Credit Facilities" means, collectively, the Term Loan, the Revolving Credit Loans and the Letters of Credit.

     "Credit Parties" means, collectively, the Co-Borrowers and the Guarantors.

     "Current Assets" means, at any time, total current assets of BC and its Consolidated Subsidiaries, all as determined on a consolidated basis in accordance with GAAP consistently applied.

     "Current Liabilities" means, at any time, total current liabilities of BC and its Consolidated Subsidiaries, all as determined on a consolidated basis in accordance with GAAP consistently applied.

     "Current Portion of Long Term Debt" means that portion of long term indebtedness of BC and its Consolidated Subsidiaries which is required to be paid in the immediately succeeding twelve month period, as determined in accordance with GAAP consistently applied.

     "Debt" means: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations);
(2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4) obligations under letters of credit issued for the account of any Person; (5) all obligations arising under bankers, or trade acceptance facilities; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (7) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; and (8) all obligations under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to either interest payable on any of the items described above in this definition or any currency.

     "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, with respect to an amount of any Loan not paid when due, a rate per annum equal to: (1) if such Loan is a Base Rate Loan, a variable rate two percent (2%) above the rate of interest then in effect thereon (including the Applicable Margin); and (2) if such Loan is a LIBOR Loan, a fixed rate two percent (2.0%) above the rate of interest in effect thereon (including the Applicable Margin) at the time of default until the end of the then current Interest Period therefor and, thereafter, a variable rate two percent (2.0%) above the rate of interest for a Base Rate Loan (including the Applicable Margin).

     "Depreciation" means, during any period, depreciation expense of BC and its Consolidated Subsidiaries, all as determined in accordance with GAAP consistently applied.

     "Dividends Paid" means, for any period, all cash dividends paid on the stock of the Credit Parties and does not include any dividends accrued but unpaid on the stock of the Credit Parties.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "Earnings Before Interest, Taxes, Depreciation and Amortization" means, for any period, Net Income plus Interest Expense plus Taxes plus Depreciation plus Amortization, all for such period.

     "Eligible Account" means an Account owing to the Revolving Credit Borrowers, or either of them or, for so long as Merinta remains a Co-Borrower hereunder, Merinta, now existing or hereafter arising, which Account met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

     (1) Not more than ninety (90) days have elapsed since the invoice on such Account was issued; the invoice on such Account was issued within thirty (30) days after goods were sold or services rendered which generated the Account; and the Account is not more than ninety (90) days past due;

     (2) The Account arose from the outright sale of goods or from the performance of services by a Co-Borrower; such goods have been received by the Account debtor or the services rendered to such Account debtor, as applicable; such Account is evidenced by such invoices, shipping documents, or other instruments ordinarily used in the trade; and no return, rejection or repossession has occurred, and such goods or services have been finally accepted by the Account debtor without dispute;

     (3) The Account is not subject to any Lien, except a Lien in favor of the Administrative Agent for the benefit of the Bank Parties; and the Account is subject to a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Banks;

     (4) The Account is a valid and legally enforceable obligation of the Account debtor and is not subject to credit, allowance, defense, offset, counterclaim or adjustment by the Account debtor, other than any discount allowed for prompt payment, except to the extent the aggregate maximum amount of all of the foregoing have been deducted in determining the amount of such Account for purposes of determining the Borrowing Base;

     (5) The Account arose in the ordinary course of business of a Co-Borrower, and no notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the Account debtor has been received by the Co-Borrowers;

     (6) The Account debtor is not an Affiliate of any Co-Borrower;

     (7) The Account debtor is not a supplier (or an Affiliate of a supplier) of goods or services to the Co-Borrowers, unless such Account debtor has entered into a written agreement with such Co-Borrower pursuant to which such Account debtor or its Affiliate waives its right to assert any defense, offset, counterclaim or adjustment with respect to its obligation to pay such Account;

     (8) The Account otherwise conforms to all representations, warranties and other provisions of this Agreement and the Security Agreement;

     (9) The Account debtor is not a Governmental Authority;

     (10) The Account debtor is a resident of the United States or in the case where the Account debtor is not a resident of the United States the obligations of the Account debtor on such Account is fully covered by a letter of credit denominated in Dollars issued for the benefit of the relevant Co-Borrower by banks reasonably acceptable to the Required Banks or the obligations of the Account Debtor on such Account are fully covered by credit insurance policies issued by insurance companies acceptable to the Required Banks and such policy is in form and substance acceptable to the Required Banks; and

     (11) The Required Banks in their sole discretion have not deemed the Account debtor unsatisfactory because of such Account debtor's inability to repay amounts owing under its Account.

     Notwithstanding anything to the contrary, the Required Banks may amend the above referenced definition if, after review of each field audit of the Co-Borrowers' receivables and related books and records, the Required Banks determine that there has been a material change in the quality of the Co-Borrowers receivables. Any such revision to the above definition would become effective thirty (30) days after notice of such change is delivered to the Co-Borrower unless a Default or Event of Default shall have occurred and is then existing, in which case such amendment shall be effective immediately upon delivery of such notice.

     "Eligible Inventory" means all tangible personal property, valued in accordance with GAAP in effect from time to time, which is owned by the Revolving Credit Borrowers and for so long as Merinta remains a Co-Borrower hereunder, Merinta, or any of them, and held for sale or for lease or to be furnished, under contracts of sale or service, which meet all of the following specifications:

     (1) the inventory does not represent work in process;

     (2) the inventory arose or was acquired in the ordinary course of the business of the Co-Borrowers, as the case may be and no portion thereof represents rejected or damaged goods or goods which have been returned;

     (3) it is anticipated that the inventory will be used in the ordinary course of business by the Co-Borrowers; the finished goods portion of the inventory has not been held for sale by the Co-Borrowers for more than one (1) year;

     (4) the inventory is lawfully owned by the Co-Borrowers and is not subject to any Lien, except a Lien in favor of the Administrative Agent for the benefit of the Bank Parties; and the inventory is subject to a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Banks;

     (5) the inventory is not damaged or unmarketable;

     (6) all such inventory is covered by insurance in accordance with the terms of the Loan Documents;

     (7) no such inventory is held on consignment;

     (8) no Account, account receivable or document of title has been created or issued with respect to such inventory;

     (9) the Co-Borrowers have the right of assignment thereof and the power to grant Liens thereon;

     (10) the inventory is located at a premises owned by a Co-Borrower or a premises leased by a Co-Borrower and from the lessor of which the Co-Borrower has received either a mortgagee's or a landlord's waiver, as the case may be, satisfactory to the Administrative Agent; and

     (11) the inventory is located in the United States or if the inventory is not located in the United States the Administrative Agent and the Banks have the equivalent under the applicable law of a first priority perfected Lien in such inventory with rights and remedies under applicable law substantially similar to the rights and remedies of the Administrative Agent and the Banks under the applicable laws of the United States and the states thereof;

     Notwithstanding anything to the contrary, the Required Banks may amend the above referenced definition if, after review of each field audit of the Co-Borrowers' inventory and related books and records, the Required Banks determine that there has been a material change in the quality of the Co-Borrowers' inventory. Any such revision to the above definition would become effective thirty (30) days after notice of such change is delivered to the Co-Borrowers, unless a Default or Event of Default shall have occurred and is then existing, in which case such amendment shall be effective immediately upon delivery of such notice. "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

     "Environmental Law" means any Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the workplace, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "Environmental Notice" means any complaint, order, citation, letter, inquiry, notice or other written communication from any Person (1) affecting or relating to a Credit Party's compliance with any Environmental Law in connection with any activity or operations at any time conducted by a Credit Party, (2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of the Credit Parties' locations or facilities, including, without limitation: (a) the existence of any contamination or possible or threatened contamination at any such location or facility; and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and (3) any violation or alleged violation of any relevant Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Credit Party or is under common control (within the meaning of Section 414(c) of the Code) with any Credit Party.

     "Event of Default" has the meaning specified in Section 12.01.

     "Existing Indebtedness" shall mean the principal balance of the obligations owed to the Banks pursuant to the Prior Credit Agreement, of which approximately $12,816,666.67 remains outstanding as of the Closing Date.

     "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360 day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day provided that (1) if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Banking Day as so published on the next succeeding Banking Day, and (2) if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three Federal funds brokers to the Administrative Agent on such day on such transactions.

     "Fiscal Year" means each period from January 1 to December 31. "Fixed Charge Coverage Ratio" means the ratio of (1) the sum of (a) Earnings Before Interest, Taxes, Depreciation and Amortization minus (b) the sum of (i) unfunded Capital Expenditures plus (ii) Cash Taxes plus (iii) Dividends Paid to (2) the sum of (a) Cash Interest Expenses plus (b) the Current Portion of Long Term Debt. Each of the foregoing categories shall be measured over the prior twelve months from the date of calculation thereof, with the exception of the Current Portion of Long Term Debt, which shall be measured over the future twelve months from the date of calculation thereof.

     "Fronting Fee" has the meaning specified in Section 3.04.

     "Funded Debt" means all indebtedness of BC and its Consolidated Subsidiaries for borrowed money having an original maturity of one year or more, including the current portion thereof and including, without limitation, any Subordinated Indebtedness.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

     "Good Faith Contest" means the contest of an item if: (1) the item is diligently contested in good faith by appropriate proceedings timely instituted;
(2) adequate reserves are established with respect to the contested item; (3) during the period of such contest, the enforcement of any contested item is effectively stayed; and (4) the failure to pay or comply with the contested item has not and could not result in a Material Adverse Change.

     "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantors" means, collectively, Merinta, BAC, BC and each Person who, from time to time, becomes a party hereto pursuant to Section 9.10 hereof.

     "Guaranty" has the meaning specified in Section 6.01, as same may be amended, restated, supplemented or otherwise modified from time to time.

     "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

     "Head Office" means the principal office of the Administrative Agent at 270 Park Avenue, New York, New York 10017.

     "IAN" means Internet Appliance Network, Inc., a Delaware Corporation.

     "Instrument" means with respect to any Letter of Credit any draft, receipt, acceptance, teletransmission, including, but not limited to, telex or cable, or other written demand for payment.

     "Interest Expense" means the gross interest expense of BC and its Consolidated Subsidiaries, determined in accordance with GAAP consistently applied.

     "Interest Payment Date" shall mean (a) as to any Base Rate Loans, the last day of each month during the term hereof; (b) as to any LIBOR Loan with respect to which the Revolving Credit Borrowers or Term Loan Borrower, as applicable, have selected an Interest Period of one month, the last day of such Interest Period; (c) as to any Libor Loan with respect to which the Revolving Credit Borrowers or Term Loan Borrower, as applicable, have selected an Interest Period of two, three or six months, one month from the first day of such Interest Period, on each one month anniversary thereafter and on the last day of the Interest Period; (d) as to any Loan, on the date such Loan is paid in full.

     "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the date such Loan is made, converted from a Base Rate Loan, or continued, as the case may be, and ending, as the Revolving Credit Borrowers or Term Loan Borrower may select pursuant to Section 2.06 on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

     "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

     "Letter of Credit" means Trade Letters of Credit or Standby Letters of Credit, or both, or any or all of the foregoing, all as the context may require.

     "Letter of Credit Commitment" means, collectively, the Trade Letter of Credit Commitment and the Standby Letter of Credit Commitment.

     "Letter of Credit Parties" means Boundless Technologies, BMS and, until the happening of a Merinta Event or a Merinta Sale, Merinta.

     "Letter of Credit Fees" means, collectively, the Trade Letter of Credit Fee and the Standby Letter of Credit Fee.

     "Letter of Credit Obligations" means, collectively, the Trade Letter of Credit Obligations and the Standby Letter of Credit Obligations.

     "LIBOR Base Rate" means, with respect to any Interest Period pertaining to a LIBOR Loan, a rate per annum (rounded upwards if necessary to the nearest 1/16 of 1%) equal to the annual rate of interest at which Dollar deposits of an amount in immediately available funds, in an amount comparable to the amount of the portion of the LIBOR Loan allocable to the Administrative Agent and for a period comparable to such Interest Period, are offered to the principal London branch of Chase in the London interbank market for Eurodollars by leading banks in the eurodollar market at approximately 11:00 a.m., London time, two (2) Banking Days prior to the first day of such Interest Period.

     "LIBOR Interest Rate" means, for any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1% determined by the Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such Loan for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such Loan for such Interest Period.

     "LIBOR Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the LIBOR Interest Rate.

     "LIBOR Reserve Requirement" means, for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars ($1,000,000,000) against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of LIBOR Base Rate in this Section 1.01, or (2) any category of extensions of credit or other assets which include LIBOR Loans.

"Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "Loan Documents" means, collectively, this Agreement, the Notes, the Letters of Credit and the Security Documents, as each may be amended, restated, supplemented or otherwise modified, from time to time.

     "Loans" means the Revolving Credit Loans or the Term Loan, or both, or any or all of the foregoing, all as the context may require.

     "Material Adverse Change" means either (1) a material adverse change in the status of the business, assets, liabilities, results of operations, condition (financial or otherwise), property or prospects of any Credit Party, or (2) any event or occurrence of whatever nature which could have a material adverse effect on the ability of any Credit Party to perform its obligations under the Loan Documents to which it is a party.

     "Maturity Date" means March 31, 2003.

     "Merinta" means Merinta, Inc., a Delaware corporation.

     "Merinta Documents" means, collectively, (a) the documents and agreements executed and delivered in connection with a Merinta Event or Merinta Sale and
(b) an amendment to the Pledge Agreement (BC) wherein BC pledges to the Administrative Agent for the benefit of the Banks the shares of Merinta or in any other entity into which Merinta is merged, that it owns following a Merinta Event as described in Section 14.07 hereof, all in form and substance satisfactory to the Required Banks.

     "Merinta Event" means an event which results in an equity infusion to Merinta.

     "Merinta Sale" means a sale or other disposition of 100% of the capital stock of Merinta owned by Boundless or of all or substantially all of the assets of Merinta.

     "Merinta Warrants" shall mean the Common Stock Purchase Warrants, in substantially the form of Exhibit K hereto, to be delivered by Merinta under the terms of this Agreement.

     "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Credit Party or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Income" means, for any period, the net income (exclusive of extraordinary gains) of BC and its Consolidated Subsidiaries, as determined in accordance with GAAP consistently applied.

     "Notes" means the Revolving Credit Notes or the Term Loan Notes, or both, or any or all of the foregoing, all as the context may require.

     "Obligations" means, with respect to the Credit Parties (1) each and every obligation, covenant and agreement of the Credit Parties now or hereafter existing contained in this Agreement or any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including but not limited to all indebtedness, obligations and liabilities of the Credit Parties to any Bank Party now existing or hereafter incurred under or arising out of or in connection with the Notes, the Letters of Credit, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith, (2) each and every obligation, covenant and agreement of the Credit Parties now or hereafter existing contained in any foreign exchange contract (whether spot or forward) entered into between the Credit Parties and any Bank, (3) all sums advanced in accordance with the Security Documents by or on behalf of any Bank Party to protect any of the Collateral purported to be covered thereby, (4) any amounts paid by any Indemnitee (as defined in the Security Agreement) as to which such Indemnitee has the right to reimbursement and (5) any amounts paid by any Bank Party in preservation of any of the Administrative Agent's or Banks' rights or interest in the Collateral, together with interest on such amounts from the date such amounts are paid until reimbursement in full at a rate per annum equal at all times to the Default Rate for Base Rate Loans which are Revolving Credit Loans; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of the Credit Parties under any instrument now or hereafter evidencing or securing any of the foregoing.

     "Outstanding Credit Facilities" means at any time an amount equal to the sum of (1) the aggregate principal amount of all outstanding Loans, (2) the Trade Letter of Credit Obligations, and (3) the Standby Letter of Credit Obligations.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participating Banks" means each Bank other than Chase.

     "Participation" has the meaning specified in Section 5.01.

     "Patent Security Interest Agreement " means, collectively (a) the Patent Security Interest Agreement between Boundless Technologies and the Administrative Agent, dated the Prior

Closing Date, and (b) the Patent Security Interest Agreement between Boundless Technologies (as successor-in-interest to Sunriver Data Systems, Inc.) and the Administrative Agent, dated as of October 23, 1995, and (c) the Patent Security Interest Agreement between Merinta and the Administrative Agent, dated as of the Closing Date, each as amended, restated, supplemented or otherwise modified, from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by any Credit Party or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

     "Pledge Agreements" means the Pledge Agreement (BAC), the Pledge Agreement
(BC) and each Pledge Agreement executed by any Person who may be required to execute the same pursuant to Section 9.10, each as amended, restated, supplemented or otherwise modified, from time to time.

     "Pledge Agreement (BAC)" means the Pledge Agreement in substantially the form of Exhibit H hereto, to be delivered by BAC under the terms of this Agreement.

     "Pledge Agreement (BC)" means the Pledge Agreement in substantially the form of Exhibit G hereto, to be delivered by BC under the terms of this Agreement.

     "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

     "Prime Rate" means that rate of interest from time to time announced by Chase at its Principal Office as its prime commercial lending rate.

     "Principal Office" means the principal office of Chase, presently located at 270 Park Avenue, New York, New York.

     "Prior Closing Date" means April 14, 1999.

     "Prior Credit Agreement" shall mean the Amended and Restated Credit Agreement and Guaranty dated as of April 14, 1999, by and among Boundless Technologies, Inc., as Borrower, Boundless Acquisition Corp., Boundless Corporation, BMS, the Administrative Agent and the Banks, as amended, modified and supplemented, from time to time prior to the Closing Date.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Pro Rata Share" means with respect to each Bank, as of the date of calculation, a fraction, the numerator of which is such Bank's portion of the Total Commitment indicated adjacent to such Bank's signature on the signature page hereof or as specified in the applicable Assignment and Assumption with respect to any Bank and the denominator of which is the amount of the Total Commitment. "Quarterly Dates" means the last day of each March, June, September and December occurring on or after the Closing Date.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System.

     "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign Laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA.

     "Required Banks" means at any time the Banks holding at least sixty percent (60%) of the then aggregate unpaid principal amount of the Outstanding Credit Facilities or, if no Credit Facility is then outstanding, Banks having at least sixty percent (60%) of the Total Commitments.

     "Revolving Credit Borrowers" mean Boundless Technologies and BMS.

     "Revolving Credit Commitment" has the meaning specified in Section 2.01.

     "Revolving Credit Facility" means Fifteen Million Dollars ($15,000,000).

     "Revolving Credit Facility (Letter of Credit)" means the lesser of (1) Five Million Dollars ($5,000,000) or (2) the Revolving Credit Facility less the aggregate principal amount of all outstanding Revolving Credit Loans.

     "Revolving Credit Facility (Loans)" means the lesser of (a) the Revolving Credit Facility less the aggregate amount of all outstanding Letter of Credit Obligations and (b) the Borrowing Base less the aggregate amount of all outstanding Letter of Credit Obligations.

         "Revolving Credit Loans" has the meaning specified in Section 2.01.

         "Revolving Credit Note" has the meaning specified in Section 2.09.

     "Security Agreement" shall mean, with respect to (i) Boundless Technologies, BMS and Merinta, the Security Agreement, in the form attached hereto as Exhibit C-1, and (ii) with respect to each Guarantor, the Guarantor Security Agreement in the form attached hereto as Exhibit C-2, each to be executed and delivered on the Closing Date by each Co-Borrower and each Guarantor, respectively, pursuant to Section 7.01(5) and, thereafter, by any Person who may be required to execute the same pursuant to Section 9.10, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Security Documents" means the Security Agreement, the Patent Security Interest Agreement, Trademark Security Interest Agreement, Copyright Security Interest Agreement, and the Pledge Agreements.

     "Solvent" means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (2) the present fair salable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Standby Letter of Credit" has the meaning specified in Section 3.02.

     "Standby Letter of Credit Commitment" has the meaning specified in Section 3.02.

     "Standby Letter of Credit Facility" means the Revolving Credit Facility (Letters of Credit) less the aggregate principal amount of all Trade Letter of Credit Obligations.

     "Standby Letter of Credit Fee" has the meaning specified in Section 3.04.

     "Standby Letter of Credit Obligations" means at any time an amount equal to the sum of: (1) the aggregate unused face amount of all outstanding Standby Letters of Credit, plus (2) the aggregate amount of all unreimbursed obligations on Standby Letters of Credit.

     "Subordinated Indebtedness" means indebtedness of any of the Credit Parties which is subordinated pursuant to terms reasonably satisfactory to the Required Banks to the obligations of such entities to the Banks.

     "Subsidiary" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

     "Supplemental Letter" means the letter agreement dated as of April 7, 2000, between the Co-Borrowers and Chase with respect to agency and certain other fees.

     "Supply Agreement" means that certain Supply Agreement, dated March 3, 2000, by and between BMS and Boca Research or, with the prior consent of the Banks, a similar supply agreement with a Person other than Boca Research, which is in form and substance satisfactory to the Banks in their sole discretion

     "Taxes" means, for any period, the income tax expense of BC and its Consolidated Subsidiaries, as determined in accordance with GAAP consistently applied.

     "Term Loan" has the meaning specified in Section 2.02.

     "Term Loan Borrower" shall mean Boundless Technologies.

     "Term Loan Note" has the meaning specified in Section 2.09.

     "Termination Date" means April 14, 2003.

     "Total Assets" means the total assets of BC and its Consolidated Subsidiaries all as determined in accordance with GAAP.

     "Total Commitment" shall mean the sum of the Revolving Credit Commitment and the Term Loan.

     "Trade Letter of Credit" has the meaning specified in Section 3.01.

     "Trade Letter of Credit Commitment" has the meaning specified in Section 3.01.

     "Trade Letter of Credit Facility" means (a) the Revolving Credit Facility (Letters of Credit) minus (b) the aggregate principal amount of all Standby Letter of Credit Obligations.

     "Trade Letter of Credit Fee" has the meaning specified in Section 3.04.

     "Trade Letter of Credit Obligations" means at any time an amount equal to the sum of: (1) the aggregate unused face amount of all outstanding Trade Letters of Credit plus (2) the aggregate amount of all unreimbursed obligations on Trade Letters of Credit.

     "Trademark Security Interest Agreement" means, collectively, (a) the Trademark Security Interest Agreement between Boundless Technologies and the Administrative Agent, dated the Prior Closing Date, (b) the Trademark Security Interest Agreement between Boundless Technologies (as successor-in-interest to Sunriver Data Systems, Inc.) and the Administrative

Agent, dated as of October 23, 1995, (c) the Trademark Security Interest Agreement between Boundless Technologies and the Administrative Agent, dated the Closing Date, and (d) the Trademark Security Interest Agreement between Merinta and the Administrative Agent, dated the Closing Date, each as may be amended, restated, supplemented or otherwise modified, from time to time.

     "Type" means, with regard to each Loan, such Loan is either a Base Rate Loan or a LIBOR Loan.

     "Uniform Customs and Practice" means, with respect to each Letter of Credit, the Uniform Customs and Practice for Documentary Letters of Credit (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revision thereof adhered to by Chase on the date such Letter of Credit is issued.

     Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and, except as otherwise specified in this Agreement, all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

     Section 1.03. Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

     Section 1.04. Rules of Construction. When used in this Agreement: (1) "or" is not exclusive; (2) a reference to a Law includes any amendment or modification to such Law; (3) a reference to a Person includes its permitted successors and permitted assigns; and (4) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents.

                                ARTICLE II. LOANS

     Section 2.01. Revolving Credit. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make loans (the "Revolving Credit Loans") pro rata according to each such Bank's Pro Rata Share of the Revolving Credit Facility, to the Revolving Credit Borrowers from time to time during the period from the Closing Date up to but not including the Termination Date, provided that the aggregate principal amount of all Revolving Credit Loans outstanding at any time does not exceed the Revolving Credit Facility (Loans) (the "Revolving Credit Commitment"). Each Revolving Credit Loan which shall not utilize the Revolving Credit Facility in full shall be in the minimum amount set forth in Section 2.15. Within the limits of the Revolving Credit Facility, the Revolving Credit Borrowers may borrow, make an optional prepayment pursuant to
Section 2.10, and reborrow under this Section 2.01. All Revolving Credit Loans made to Boundless Technologies pursuant to the Prior Credit Agreement shall, as of the Closing Date, be deemed to be Revolving Credit Loans made to the Revolving Credit Borrowers hereunder.

     The failure of any Bank to make any requested Revolving Credit Loan to be made by it on the date specified for such Revolving Credit Loan shall not relieve any other Bank of its obligation (if any) to make such Revolving Credit Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make such Revolving Credit Loan to be made by such other Bank.

     Section 2.02. Term Loan. Subject to the terms and conditions of the Prior Credit Agreement, the Banks made a loan (the "Term Loan") pro rata according to each Bank's Pro Rata Share of the Term Loan, to the Term Loan Borrower on the Prior Closing Date in the principal amount of $4,000,000, of which Two Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($2,666,667) remains outstanding, in the aggregate. The term loan made to the Term Loan Borrower pursuant to the Prior Credit Agreement shall, as of the Closing Date, be deemed to be a Term Loan hereunder. Amounts prepaid on the Term Loan cannot be reborrowed.

     Section 2.03. All Loans. The Loans may be: (1) Base Rate Loans; (2) LIBOR Loans; or (3) any combination of the foregoing, as determined by the Revolving Credit Borrowers or the Term Loan Borrower, as applicable, and notified to the Administrative Agent in accordance with Section 2.04 and Section 2.14, provided that no LIBOR Loan shall be available if a Default or Event of Default shall have occurred and is then continuing. Each type of Loan shall be made and maintained at such Bank's Applicable Lending Office for such type of Loan.

     Section 2.04. Notice and Manner of Borrowing. The Revolving Credit Borrowers and the Term Loan Borrower shall give the Administrative Agent at least three (3) Banking Days, written or telegraphic or facsimile notice (effective upon receipt) of any Loan to which the LIBOR Interest Rate applies. The Revolving Credit Borrowers and the Term Loan Borrower shall give the Administrative Agent written or telegraphic or facsimile notice (effective upon receipt) of any Loan to which the Base Rate applies by not later than 10:00 A.M. (New York time) on the date of such Loan. Each of the foregoing notices (a "Borrowing Notice") must specify: (1) the date and the amount of such Loan; (2) either that the Loan will bear interest at (a) the Base Rate plus the Applicable Margin or (b) the LIBOR Interest Rate plus the Applicable Margin; and (3) in the case of a LIBOR Loan, the initial Interest Period applicable thereto. Each borrowing of an LIBOR Loan shall be an amount not less than $1,000,000 or whole multiples of $100,000 in excess thereof. Except for borrowings which utilize the full remaining amount of the Total Commitment, each borrowing of a Base Rate Loan shall be in an amount not less than $1,000,000, or if greater, whole multiples of $100,000 in excess thereof. The Administrative Agent will promptly notify each Bank of receipt by the Administrative Agent of a Borrowing Notice and of the contents thereof. Not later than 10:00 A.M. (New York time) on the date of a LIBOR Loan and 2:00 P.M. (New York time) on the date of a Base Rate Loan, each Bank will make available to the Administrative Agent at the Head Office in immediately available funds such Bank's Pro Rata Share of such Loan. After the Administrative Agent's receipt of such funds, not later than noon (New York time) on the date of a LIBOR Loan and 3:00 P.M. (New York time) on the date of a Base Rate Loan, and upon fulfillment of the applicable conditions set forth in Article VII, the Administrative Agent will make such Loan available to the Revolving

Credit Borrowers and the Term Loan Borrower, as applicable, in immediately available funds by crediting the amount thereof to an account of the Co-Borrowers with the Administrative Agent.

     Section 2.05. Non-Receipt of Funds by Administrative Agent. Unless the Administrative Agent shall have received notice from a Bank prior to the date on which such Bank is to provide funds to the Administrative Agent for a Loan to be made by such Bank that such Bank will not make available to the Administrative Agent such funds, the Administrative Agent may assume that such Bank has made such funds available to the Administrative Agent on the date of such Loan in accordance with Section 2.04 and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to such Revolving Credit Borrower or Term Loan Borrower on such date a corresponding amount. If and to the extent such Bank shall not have made such funds available to the Administrative Agent, such Bank agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Revolving Credit Borrowers and the Term Loan Borrower until the date such amount is repaid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the applicable Revolving Credit Borrowers or Term Loan Borrower, and such Co-Borrower shall immediately pay such corresponding amount to the Administrative Agent with interest thereon, for each day from the date such amount is made available to the Revolving Credit Borrowers and the Term Loan Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable at the time to such proposed Loan.

     Unless the Administrative Agent shall have received notice from the applicable Revolving Credit Borrower or Term Loan Borrower prior to the date on which any payment is due to any Bank hereunder that the such party will not make such payment in full, the Administrative Agent may assume that the Revolving Credit Borrowers and the Term Loan Borrower have made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Revolving Credit Borrowers or the Term Loan Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate.

     Section 2.06. Interest Periods; Renewals. In the case of each LIBOR Loan, the Revolving Credit Borrowers and the Term Loan Borrower, as applicable, shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (1) no Interest Period may extend beyond the Termination

Date, with respect to Revolving Credit Loans, or the Maturity Date, with respect to the Term Loan; (2) no Interest Period shall have a duration less than one (1) month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (3) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless, such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day and (4) the applicable Revolving Credit Borrower or Term Loan Borrower shall select an Interest Period so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such LIBOR Loan. In addition, the Revolving Credit Borrowers and the Term Loan Borrower agree that no more than six (6) Interest Periods can be in effect at the same time.

     Upon notice to the Administrative Agent as provided in Section 2.14, the Revolving Credit Borrowers and the Term Loan Borrower may Continue any LIBOR Loan on the last day of the Interest Period of the same or different duration in accordance with the limitations provided above. If the Revolving Credit Borrowers and the Term Loan Borrower shall fail to give notice to the Administrative Agent of such a Continuation, such LIBOR Loan shall automatically become a Base Rate Loan on the last day of the current Interest Period.

     Section 2.07. Interest. (a) The Revolving Credit Borrowers shall pay interest to the Administrative Agent for the account of each Bank on the outstanding and unpaid principal amount of the Revolving Credit Loans at a rate per annum as follows: (1) for a Revolving Credit Loan which is a Base Rate Loan at a rate equal to the Base Rate plus the Applicable Revolving Credit Margin; and (2) for a Revolving Credit Loan which is a LIBOR Loan at a rate equal to the LIBOR Interest Rate plus the Applicable Revolving Credit Margin. The Term Loan Borrower shall pay interest to the Administrative Agent for the account of each Bank on the outstanding and unpaid principal amount of the Term Loans, at a rate per annum as follows: (1) for a Term Loan which is a Base Rate Loan at a rate equal to the Base Rate plus the Applicable Term Loan Margin; and (2) for a Term Loan which is a LIBOR Rate Loan at a rate equal to the LIBOR Interest Rate plus the Applicable Term Loan Margin. All LIBOR Loans made by the Banks pursuant to the Prior Credit Agreement and outstanding on the Closing Date shall accrue interest from and after the Closing Date as set forth above.

     (b) The interest rate on each Base Rate Loan shall change when the Base Rate changes. Interest on each Loan shall not exceed the maximum amount permitted under applicable Law and shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

     (c) Upon the occurrence and during the continuance of an Event of Default arising from any event set forth in Section 12.01 the outstanding principal amount of the Loans (excluding any defaulted payment of principal accruing interest in accordance with clause (d) below), shall, at the option of the Required Banks, bear interest payable on demand at the Default Rate and (ii) commissions charged with respect to Standby Letter of Credit Obligations shall increase to a rate 2% in excess of the rate otherwise then in effect.

     (d) If any of the Credit Parties shall default in the payment of the principal or of interest on any portion of any Loan or any other amount becoming due hereunder, whether with respect to reimbursement of drawings under Letters of Credit, interest, fees, expenses or otherwise, Credit Parties shall on demand from time to time pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate of 2% per annum in excess of the Base Rate.

     (e) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on a year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Base Rate shall change when and as the Base Rate changes in accordance with the definition thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, absent manifest error, be conclusive and binding for all purposes.

     Section 2.08. Fees. (a) Commitment Fee. For the period from the Closing Date to the Termination Date, the Co-Borrowers agree to collectively pay, to the Administrative Agent for the account of each Bank a commitment fee on the average daily difference between (1) Fifteen Million Dollars ($15,000,000) and
(2) the sum of (a) the aggregate principal amount of all outstanding Revolving Credit Loans, plus (b) the Letter of Credit Obligations, at the rate of one-half of one percent (1/2%) per annum, based on a year of three hundred sixty (360) days, payable in arrears on each Quarterly Date during the term of the Revolving Credit Commitment, commencing June 30, 2000, and ending on the Termination Date (the "Commitment Fee"). Upon receipt of any such Commitment Fee the Administrative Agent will promptly thereafter cause to be distributed to the Banks their respective Pro Rata Share of such fee.

     (b) Amendment Fee. On the Closing Date, the Co-Borrowers agree to collectively pay to the Administrative Agent an amendment fee of Thirty Five Thousand Dollars ($35,000), such fee to be distributed to the Banks based upon their respective Pro Rata Share.

     (c) Agency Fee. On the Closing Date and on each anniversary of the Closing Date thereafter, the Co-Borrowers agree to collectively pay to Chase, for its own account, an agency fee of Thirty Five Thousand Dollars ($35,000).

     (d) Other Fees. The Co-Borrowers agree to pay to Chase such fees and compensation as specified in the Supplemental Letter.

     Section 2.09. Notes. All Revolving Credit Loans made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a promissory note of the Revolving Credit Borrowers in substantially the form of Exhibit A duly completed, in the principal amount equal to such Bank's Pro Rata Share of the Revolving Credit Facility, dated the date such Bank becomes a Bank, payable to such Bank for the account of its Applicable Lending Office and maturing as to principal on the Termination Date (the "Revolving Credit Note"). Each Bank is hereby authorized by the Revolving Credit Borrowers to endorse on the schedule attached to the Revolving Credit Note held by it the amount of each Revolving Credit Loan, the type of the Revolving Credit Loan and each Conversion, Continuation and payment of principal amount received by such Bank for the account of its Applicable Lending Office on account of its Revolving Credit Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Revolving Credit Loans made by such Bank; provided, however, that the failure to make such notation with respect to any Revolving Credit Loan or Conversion, Continuation or payment shall not limit or otherwise affect the obligations of the Revolving Credit Borrowers under this Agreement or the Revolving Credit Note held by such Bank. Each Bank agrees that prior to any assignment of its Revolving Credit Note it will endorse the schedule attached to its Revolving Credit Note.

     The Term Loan made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a promissory note of the Term Loan Borrower in substantially the form of Exhibit B duly completed, and payable to the order of such Bank for the account of its Applicable Lending Office (each a "Term Loan Note"). Each Term Loan Note shall be (a) dated the Prior Closing Date, (b) stated to mature on the Maturity Date and (c) payable as to principal in twelve (12) consecutive equal quarterly installments commencing June 30, 1999 and continuing on each Quarterly Date thereafter. The amount of such payments received by each Bank on each of the initial eleven (11) Quarterly Dates shall be in the amount equal to one-twelfth of such Bank's Pro Rata Share of the original principal amount of the Term Loan and the last installment received by each Bank shall be in the amount of such Bank's Pro Rata Share of the remaining principal amount outstanding on the Maturity Date. Each Banks' Term Loan Note shall bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in,
Section 2.07.

     Section 2.10. Optional Prepayments. The Revolving Credit Borrowers, in the case of Revolving Credit Loans, and the Term Loan Borrower, in the case of the Term Loans, may, upon at least one (1) Banking Day's notice to the Administrative Agent in the case of Loans to which the Base Rate applies, and at least three (3) Banking Days' notice to the Administrative Agent in the case of Loans to which the LIBOR Interest Rate applies, prepay the Revolving Credit Notes or the Term Loan Notes, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that (1) each partial prepayment shall be in a principal amount of not less than Two Hundred Fifty Thousand ($250,000) Dollars and integral multiples of One Hundred Thousand Dollars ($100,000); and (2) Loans to which the LIBOR Interest Rate applies may be prepaid only on the last day of the Interest Period for such Loan unless, in the case of Revolving Credit Loans, the Revolving Credit Borrowers pay or, in the case of the Term Loans, the Term Loan Borrower, pays the Banks all amounts required to be paid under Section 2.21. Each prepayment of the Term Loan shall be applied in inverse order to the remaining scheduled installment of principal on such Term Loan. Section

     2.11. Mandatory Prepayment. (a) To the extent that the aggregate principal amount of the Revolving Credit Loans plus the Letter of Credit Obligations exceeds the Borrowing Base as in effect at any time, the Revolving Credit Borrowers shall immediately prepay the Revolving Credit Loans to the extent necessary to cause compliance with the Borrowing Base. To the extent that such prepayments are insufficient to cause compliance with the Borrowing Base, the Co-Borrowers shall pledge to the Administrative Agent for the ratable benefit of the Banks, cash or cash equivalents (satisfactory to the Administrative Agent) subject to collateral margins acceptable to the Administrative Agent, in an amount equal to the amount of such short-fall, which cash collateral shall secure the reimbursement obligations with respect to Letters of Credit.

     (b) If BC shall receive any proceeds from any sale by BC of its interest in Merinta or if BC receives any loan, dividend or distribution from Merinta (such proceeds, loans, dividends and distributions, collectively, the "Merinta Proceeds"), the Co-Borrowers shall prepay the principal of the Term Loan, in an aggregate amount equal to the Merinta Proceeds. All such prepayments shall be applied to the principal installments of the Term Loan in inverse order of their maturities until the Term Loan shall have been paid in full. Prepayments of the Term Loan may not be reborrowed.

     All prepayments shall be applied, first, to Base Rate Loans outstanding, second, to LIBOR Loans outstanding, and, third, to Letters of Credit in such order as the Administrative Agent shall determine in its sole and absolute discretion. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

     Section 2.12. Method of Payment. The Co-Borrowers shall make each payment under this Agreement and under the Notes not later than 11:00 A.M. (New York time) on the date when due in Dollars to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed to each Bank (1) such Bank's Pro Rata Share of the payments of principal and interest in like funds for the account of such Bank's Applicable Lending Office, and (2) fees payable to such Bank in accordance with the terms of this Agreement. The Co-Borrowers hereby authorize the Administrative Agent, if and to the extent payment is not made when due under this Agreement or under the Notes, to charge from time to time against any account any of them maintains with the Administrative Agent or any Bank any amount so due to the Administrative Agent and/or the Banks.

     Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and the Commitment Fee and other fees, as the case may be.

     Section 2.13. Use of Proceeds. The proceeds of the Revolving Credit Loans hereunder will be used by the Revolving Credit Borrowers (a) to partially refinance the Existing Indebtedness, (b) to finance the ongoing working capital needs of the Revolving Credit Borrowers in the ordinary course of business, and
(c) for the issuance of Letters of Credit (up to the amount of the Revolving Credit Facility (Letter of Credit)). The proceeds of the Term Loan shall be used
(a) to partially refinance the Existing Indebtedness and (b) for general working capital needs of the Term Loan Borrower. Trade Letters of Credit issued by Chase hereunder shall be for the account of applicable Letter of Credit Party and shall be issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by such Letter of Credit Party in the ordinary course of its business. Standby Letters of Credit issued by Chase hereunder shall be for the account of applicable Revolving Credit Borrower and shall be issued for purposes in connection with and in the ordinary course of business of such Revolving Credit Borrower and consistent with the historical purposes of Standby Letters of Credit issued by Chase pursuant to the Prior Credit Agreement. The Co-Borrowers will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

     Section 2.14. Conversions or Continuation of Loans. Subject to Section 2.15 hereof, the Revolving Credit Borrowers and the Term Loan Borrower shall have the right to Convert Base Rate Loans into LIBOR Loans, Convert LIBOR Loans into Base Rate Loans, or Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that: (1) the applicable Co-Borrower shall give the Administrative Agent notice of each such Conversion or Continuation as provided in Section 2.16; and (2) LIBOR Loans may be Converted or Continued only on the last day of an Interest Period for such Loans and (3) in the event of a Continuation of or Conversion into a LIBOR Loan, no Default or Event of Default shall have occurred and is then continuing.

     Section 2.15. Minimum Amounts. The Loans, and each Conversion and Continuation of LIBOR Loans shall, in the case of Base Rate Loans, be in an amount at least equal to One Million Dollars ($1,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) and in the case of LIBOR Loans, be in an amount at least equal to One Million Dollars ($1,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) (LIBOR Loans having different Interest Periods at the same time hereunder to be deemed separate Loans and Conversions and Continuations for purposes of the foregoing, one for each Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be at least equal to One Million Dollars ($1,000,000) and integral multiples thereof of One Hundred Thousand Dollars ($100,000) and, if any LIBOR Loan would otherwise be in a lesser principal amount for any period, such LIBOR Loan shall be a Base Rate Loan during such period.

     Section 2.16. Certain Notices. Notices by the Revolving Credit Borrowers and the Term Loan Borrower to the Administrative Agent of Conversions, and Continuations of LIBOR Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. (New York time) on the number of Banking Days prior to the date of the relevant Conversion, and Continuation or the first day of such Interest Period specified below:

                                                             Number of
            Notice                                      Banking Days Prior

            Conversions into Base
            Rate Loans                                       same day

            Conversions into, Continuations
            as, or duration of Interest
            Period for, LIBOR Loans                          three (3)

Each such notice of Conversion or Continuation shall specify the Loan to be Converted or Continued and the amount (subject to Section 2.15 hereof) thereof and the date of Conversion or Continuation (which shall be a Banking Day). Each such notice of the duration of an Interest Period shall specify the LIBOR Loans to which such Interest Period is to relate. In the event that the applicable Co-Borrower fails to select the type of Loan, or the duration of any Interest Period for any LIBOR Loan within the time period and otherwise as provided in this Section 2.16, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such LIBOR Loan.

     Section 2.17. Additional Costs. The Revolving Credit Borrowers and the Term Loan Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining any LIBOR Loan, or its obligation to Convert any Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such LIBOR Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

          (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any of such LIBOR Loans (other than changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Bank or its Applicable Lending office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

          (2) (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the LIBOR Base Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Loans or any deposits referred to in the definition of "LIBOR Interest Rate" in Section
1.01 hereof), or any commitment of the Bank (including the Revolving Credit Commitment hereunder); or

          (3) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

     Without limiting the effect of the provisions of the first paragraph of this Section 2.17, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Bank which includes deposits by reference to which the LIBOR Interest Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate, or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Revolving Credit Borrowers and the Term Loan Borrower (with a copy to the Administrative Agent), the obligation of such Bank to make or Continue, or to Convert Base Rate Loans into LIBOR Loans shall be suspended until such

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

Regulatory Change ceases to be in effect (in which case the provisions of Section 2.18 hereof shall be applicable).

     Determinations and allocations by such Bank for purposes of this Section
2.17 of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section 2.17, on its costs or rate of return of maintaining the Loans or on amounts receivable by it in respect of the Loans, and the amounts required to compensate such Bank under this Section 2.17, shall be conclusive absent manifest error.

     Section 2.18. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

          (1) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided in this Agreement; or

          (2) the Required Banks determine (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "LIBOR Interest Rate" in Section 1.01 hereof upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately cover the cost to the Banks of making or maintaining such LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Revolving Credit Borrowers and the Term Loan Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make LIBOR Loans, Convert Base Rate Loans into LIBOR Loans or Continue LIBOR Loans and the Revolving Credit Borrowers and the Term Loan Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans or Convert such LIBOR Loans into a Base Rate Loan in accordance with Section 2.14.

     Section 2.19. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain or Continue LIBOR Loans hereunder or Convert Base Rate Loans into LIBOR Loans, then such Bank shall promptly notify the Administrative Agent and the Revolving Credit Borrowers and the Term Loan Borrower thereof and such Bank's obligation to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such time as such Bank may again make and maintain LIBOR Loans (in which case the provisions of Section 2.20 hereof shall be applicable).

     Section 2.20. Treatment of Affected Loans. If the obligations of any Bank to make or Continue LIBOR Loans, or to Convert Base Rate Loans into LIBOR Loans are suspended pursuant to Section 2.17 or 2.19 hereof (LIBOR Loans so affected being herein called "Affected Loans"), such Bank's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a Conversion required by Section 2.17 or 2.19, on such earlier date as such Bank may specify to the Revolving Credit Borrowers and the Term Loan Borrower).

     To the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans. All Loans which would otherwise be made or Continued by such Bank as LIBOR Loans shall be made or Continued instead as Base Rate Loans and all Base Rate Loans of such Bank which would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

     Section 2.21. Certain Compensation. The Revolving Credit Borrowers and the Term Loan Borrower shall pay to the Administrative Agent for the account of the applicable Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

          (1) any payment, prepayment, Conversion or Continuation of a LIBOR Loan made by such Bank on a date other than the last day of an Interest Period for such Loan whether by reason of acceleration or otherwise; or

          (2) any failure by the Revolving Credit Borrowers or the Term Loan Borrower or any of them for any reason to borrow, Convert or Continue a LIBOR Loan to be made, Converted or Continued by such Bank on the date specified therefor in the relevant notice issued by the such Co-Borrower, or any of them.

     Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of (1) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued or not borrowed, Converted or Continued for the period from date of such payment, prepayment, Conversion or Continuation or failure to borrow, Convert or Continue to the last day of the then current Interest Period for such LIBOR Loan (or, in the case of a failure to borrow, Convert or Continue, to the last day of the Interest Period for such LIBOR Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such LIBOR Loan provided for herein; over (2) the amount of interest (as reasonably determined by such Bank) which such Bank would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section 2.21 shall be conclusive absent manifest error.

     Section 2.22. Capital Adequacy. (a) In the event that any introduction of or change in, on or after the Closing Date, any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including without limitation, any request, guideline or policy, whether or not having the force of law of, or from any central bank or other Governmental Authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

     (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, any Loan, or any Letter of Credit or change the basis of taxation of payments to such Bank of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of such Bank or the Applicable Lending Office of such Bank and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Applicable Lending Office is located, or by any jurisdiction in which such Bank is organized, has its principal office or is managed and controlled); or

     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Bank; or

     (iii) shall impose on any Bank any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing or maintaining advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which such Bank deems material, then, in any such case, the Revolving Credit Borrowers and the Term Loan Borrower shall pay such Bank, upon demand, such additional amount or amounts as such Bank shall have determined will compensate the such Bank for such increased costs or reduction.

          (b) If any Bank shall have determined that, after the Closing Date, the adoption of any applicable Law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within five (5) days after demand by such Bank (with a copy to the Administrative Agent), the Co-Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A determination of any Bank as to the amounts payable pursuant to this Section 2.22, shall be conclusive absence manifest error.

          (c) In the event any Bank shall be entitled to compensation pursuant to this Section 2.22, it shall promptly notify the Administrative Agent and the Revolving Credit Borrowers and the Term Loan Borrower of the event by reason of which it has become so entitled; provided, however, no failure on the part of any Bank or the Administrative Agent to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

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

                         ARTICLE III. LETTERS OF CREDIT

     Section 3.01. Trade Letters of Credit. Chase agrees, on the terms and conditions hereinafter set forth, to issue trade letters of credit ("Trade Letters of Credit") for the account of any of the Letter of Credit Parties, from time to time during the period from the Closing Date to the Termination Date, provided that at the time of the issuance of such Trade Letter of Credit (a) the aggregate amount of all outstanding Trade Letters of Credit Obligations does not exceed at any time the Trade Letter of Credit Facility (the "Trade Letter of Credit Commitment"); (b) the aggregate amount of all Revolving Credit Loans plus Letter of Credit Obligations does not exceed the lesser of (A) the Revolving Credit Facility and (B) the then current Borrowing Base; and (c) the aggregate amount of all Trade Letter of Credit Obligations issued for the account of Merinta is not in excess of $3,500,000. Chase will not be required to issue a Trade Letter of Credit with a maturity date (1) more than one hundred eighty
(180) days from the date of issuance of such Trade Letter of Credit, or (2) on or after the Termination Date. Notwithstanding the foregoing, Trade Letters of Credit established for the account of Merinta shall only be established if Boundless Technologies is a co-account party with respect to such Letter of Credit.

     Section 3.02. Standby Letters of Credit. Chase agrees, on the terms and conditions hereinafter set forth, to issue standby letters of credit ("Standby Letters of Credit") for the account of either Revolving Credit Borrower, from time to time during the period from the Closing Date to the Termination Date, provided that at the time of the issuance of such Standby Letter of Credit (a) the aggregate amount of all outstanding Standby Letter of Credit Obligations does not exceed at any time the Standby Letter of Credit Facility (the "Standby Letter of Credit Commitment") and (b) the aggregate amount of all Revolving Credit Loans plus Letter of Credit Obligations does not exceed the lesser of (A) the Revolving Credit Facility and (B) the then current Borrowing Base. Chase will not be required to issue a Standby Letter of Credit with a maturity date
(1) more than one (1) year from the date of issuance of such Standby Letter of Credit, or (2) on or after the Termination Date.

     Section 3.03. Reimbursement Obligation. The relevant Letter of Credit Party will pay Chase, on the same Business Day, at Chase's Principal Office, in immediately available funds, the amount required to reimburse Chase in respect of Chase's payment of each Instrument. If such Letter of Credit Party shall not reimburse Chase on the same Business Day but such reimbursement shall be made within two (2) Banking Days after such Letter of Credit Party is obligated to reimburse Chase, then such reimbursement shall be made with interest at the rate of interest on Revolving Credit Loans which are Base Rate Loans (plus the Applicable Margin) from the date of Chase's reimbursement of such Instrument to the date of such Letter of Credit Party's reimbursement of Chase. If such reimbursement is made at any time thereafter, such reimbursement shall be made with interest at the Default Rate on Revolving Credit Loans which are Base Rate Loans from the date of Chase's reimbursement of such Instrument to the date of such Letter of Credit Party's reimbursement of Chase. If the Instrument is in foreign currency, such reimbursement shall be in United States currency at Chase's selling rate for cable transfers to the place of payment of the Instrument current on the date of payment or of Chase's settlement of its obligation, as Chase may require. If, for any cause, on the date of payment or settlement, as the case may be, there is no selling rate or other rate of exchange generally current in New York for effecting such transfers, the Letter of Credit Party will pay Chase on demand an amount in United States currency equivalent to Chase's actual cost of settlement of its obligation however or whenever Chase shall make such settlement, with interest at the Base Rate plus the Applicable Margin for Revolving Credit Loans which are Base Rate Loans from the date of settlement to the date of payment. Each Letter of Credit Party will comply with all governmental exchange regulations now or hereafter applicable to each Letter of Credit or Instrument or payments related thereto and will pay Chase, on demand, in Dollars, such amount as Chase may be or may have been required to expend on account of such regulations. Chase may debit or direct any other Bank to debit any account or accounts maintained by the Letter of Credit Party with any office of Chase or any other Bank or any of their respective Subsidiaries or affiliates (now or in the future) and apply the proceeds to the payment of any and all amounts owed by such Letter of Credit Party to Chase hereunder.

     Section 3.04. Payment of Commissions, Expenses and Interest. Each Letter of Credit Party will pay Chase, on demand, Chase's commission and all charges, costs, and expenses paid or incurred by Chase in connection with any Letter of Credit issued for its account, and interest where chargeable, including fees and charges of counsel and costs allocated by Chase's internal legal department in connection with the preparation, performance, or enforcement of this Agreement or any Letter of Credit. Unless otherwise agreed:

          (1) commissions payable hereunder shall be at the rate customarily charged by Chase at the time in like circumstances;

          (2) except to the extent otherwise specified, interest payable under
Article III on amounts not paid when due shall be at the lesser of (A) the maximum rate permissible under applicable Law or (B) the Base Rate plus the Applicable Margin for Revolving Credit Loans which are Base Rate Loans; and

          (3) in addition to commissions, fees and amounts otherwise payable with respect to the issuance of a Letter of Credit, the relevant Letter of Credit Party shall pay to Chase on demand such amounts as Chase in its sole discretion determines are necessary to compensate it for any cost attributable to its issuing or having outstanding such Letter of Credit resulting from the application of any Law or regulation applicable to Chase regarding any reserve, assessment, capital adequacy or similar requirements relating to letters of credit or the reimbursement agreements with respect thereto or to similar liabilities or assets of Chase whether existing at the time of issuance of the Letter of Credit or adopted thereafter; provided, however, that in the case of a sale of a Participation under Section 5.02 hereof, all amounts payable by the Letter of Credit Party under this Section 3.04(3) shall be determined as if Chase had not sold such Participation. The Letter of Credit Parties acknowledge that there may be various methods of allocating costs to the Letter of Credit and agree that Chase's allocation for purposes of determining the costs referred to above shall be conclusive and binding upon the Letter of Credit Parties provided such allocation is made in good faith.

     In addition to any and all of Chase's customary issuance fees and other expenses to be paid by a Letter of Credit Party with respect to a Letter of Credit, such Letter of Credit Party shall, upon each drawing under a Trade Letter of Credit, pay to Chase for the ratable benefit of the Banks a drawing fee equal to the greater of: (1) one quarter of one percent (1/4%) of the amount drawn under such Trade Letter of Credit or (2) Chase's then effective minimum charge for a draw under a letter of credit ("Trade Letter of Credit Fee"). If such Trade Letter of Credit is not, in whole or in part, drawn on, the relevant Letter of Credit Party shall, thirty (30) days after the stated expiration date of each Trade Letter of Credit, pay to Chase for its own account, a fee equal to the greater of: (1) one-quarter of one percent (1/4%) of such undrawn amount or (2) Chase's then effective minimum charge for a draw under a letter of credit.

     In addition to all of Chase's customary issuance fees and other expenses to be paid by the Revolving Credit Borrowers with respect to a Standby Letter of Credit, such Revolving Credit Borrower shall pay to Chase for the ratable benefit of the Banks a letter of credit fee in an amount equal to the Applicable Revolving Credit Margin with respect to LIBOR Loans, per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average face amount of all Standby Letters of Credit outstanding during each quarter. Such fee shall accrue from the Closing Date and be paid quarterly, in arrears, on the Quarterly Date commencing on the first such date after the issuance of the Standby Letter of Credit and on the Termination Date ("Standby Letter of Credit Fee").

     In addition to the other fees and charges specified in this Agreement, the Letter of Credit Parties shall pay to Chase for its own account a fronting fee in the amount of one quarter of one percent (.25%) of the face amount of each Letter of Credit upon the issuance of such Letter of Credit.

     Section 3.05. Proper Drawing; Chase's Honoring. Chase may accept or pay any Instrument presented to it on or before the expiration date set forth in the related Application. Except insofar as written instructions may be given by a person purporting to be an Authorized Person expressly to the contrary:

          (1) Chase may honor the related Instrument(s) in an amount or amounts not exceeding the amount of such Letter of Credit, although shipments in excess of the quantity called for under such Letter of Credit are made, and

          (2) Chase may honor, as complying with the terms of such Letter of Credit and of the Application relating to it, any Instrument or other document otherwise in order signed or issued by a person purporting to be an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such Instruments or other documents.

     Section 3.06. Amendment, Change, Modification; No Waiver. In the event of any amendment, change or modification, with the consent of the relevant Letter of Credit Party, relating to a Letter of Credit or any Instruments or documents called for thereunder, including waiver of noncompliance of any such Instruments or documents with the terms of such Letter of Credit, this Agreement shall be binding upon such Letter of Credit Party with regard to such Letter of Credit as so amended, changed, or modified, and to any action taken by Chase or any of its correspondents relating thereto. No amendment, change, waiver, or modification to which Chase has consented shall be deemed to mean that Chase will consent or has consented to any other or subsequent request to amend, change, modify or waive a term of such Letter of Credit. Chase shall not be deemed to have waived any of its rights hereunder, unless Chase or its authorized agent shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.

     Section 3.07. U.C.P.; Agreements and Acknowledgments; Indemnification. The Uniform Customs and Practice shall be binding on the Letter of Credit Parties and Chase, except to the extent it is otherwise expressly provided herein. It is also agreed that:

          (1) user(s) of a Letter of Credit shall not be deemed agents of Chase;

          (2) none of Chase, its Affiliates, Subsidiaries, or its correspondents shall be responsible for:

              (a) failure of any Instrument to bear any reference to the related Letter of Credit or inadequate reference in any Instrument to such Letter of Credit, or failure of any document (other than documents expressly required to be presented under such Letter of Credit) to accompany any Instrument at negotiation, or failure of any person to note the amount of any Instrument on the reverse of a Letter of Credit, or to surrender or take up a Letter of Credit or to forward documents apart from Instruments as required by the terms of such Letter of Credit, each of which provisions, if contained in a Letter of Credit itself, it is agreed may be waived by Chase; or

              (b) errors, omissions, interruptions or delays in transmission, or delivery of any message, by mail, telex, cable, telegraph, wireless or other teletransmission or by oral instructions, whether or not they may be in cipher;

          (3) Chase shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in business of any of its correspondents;

          (4) the occurrence of any one or more of the contingencies or events referred to in the Uniform Customs and Practice or in the preceding clauses of subparagraphs (2) and (3) shall not affect, impair, or prevent the vesting of any of Chase's rights or powers hereunder or the obligation of any Letter of Credit Party to make payment;

          (5) the relevant Letter of Credit Party will promptly examine:

              (a) any copy of a Letter of Credit (and of any amendments thereof) sent to it by Chase; and

              (b) all Instruments and documents delivered to it from time to time, and, in the event of any claim of noncompliance with the relevant Letter of Credit Party's instructions or other irregularity, the Letter of Credit Party will immediately notify Chase thereof in writing, the Letter of Credit Party being conclusively deemed to have waived any such claim against Chase and its correspondents unless such notice is given as aforesaid;

          (6) any action, inaction or omission on the part of Chase or any of its correspondents, under or in connection with a Letter of Credit or the related Instruments, documents or property, if in good faith, shall be binding upon the relevant Letter of Credit Party and shall not place Chase or any of its correspondents under any liability to the relevant Letter of Credit Party;

          (7) in the event that Chase shall preassign a letter of credit number or numbers to the Letter of Credit Parties, or to any of them, the Letter of Credit Parties shall keep such number(s) confidential and shall not disclose any such number to any Person until the Letter of Credit to which such number relates has been approved by Chase; and

          (8) the Letter of Credit Parties agree to execute and deliver to Chase such further documents and instruments in connection with any Letter of Credit issued hereunder (including without limitation, applications therefor) as Chase in accordance with its customary practices may request.

     The Letter of Credit Parties agree to hold Chase, its officers, directors, and employees, each affiliate and Subsidiary of Chase, and its correspondents, except for their fraud, bad faith or gross negligence, indemnified and harmless against any and all claims, loss, liability or damage, including reasonable counsel fees, howsoever arising from or in connection with any Letter of Credit or any Application, including, without limitation, any such claim, loss, liability or damage arising out of any transfer, sale, delivery, surrender or endorsement of any document at any time(s) held by Chase or any of its affiliates or Subsidiaries, or held for the account of any one of them by any correspondent of any of them, or arising out of any action for injunctive or other judicial or administrative relief arising out of or in connection with any Letter of Credit and affecting, directly or indirectly, Chase or such affiliate or Subsidiary.

     Section 3.08. Licenses; Insurance; Regulations. The Letter of Credit Parties will procure promptly any necessary import, export or other licenses for the import, export or shipping of the property shipped under or pursuant to or in connection with each Letter of Credit, and will comply with all foreign and domestic governmental regulations in regard to the shipment of such property or the financing thereof, and will furnish such certificates in that respect as Chase may at any time(s) require, and will keep such property adequately covered by insurance in amounts, against risks and with companies satisfactory to Chase, and will assign the policies or certificates of insurance to Chase, or will make the loss or adjustment, if any, payable to Chase, at Chase's option, and will furnish Chase, on its demand, with evidence of acceptance by the insurers of such assignment. Should the insurance upon such property for any reason be unsatisfactory to Chase, Chase may, at the Co-Borrowers' expenses, obtain insurance satisfactory to Chase.

     Each Application for a Letter of Credit hereunder shall constitute the warrant and certification by the relevant Letter of Credit Party that no shipment or payment to be made in connection with such Letter of Credit violates or will violate any United States export, currency control, or other regulations.

     Section 3.09. Additional Security. If a temporary restraining order or an injunction (preliminary or permanent) or any similar order is issued in connection with any Letter of Credit or any Instrument or documents relating thereto, which order, injunction, or similar order may apply, directly or indirectly, to Chase, the Letter of Credit Parties shall, on demand, deliver, convey, transfer, or assign to the Administrative Agent additional security of a value and character satisfactory to Chase, or make such payment as Chase may require.

     Section 3.10. Continuing Rights and Obligations. Chase's rights hereunder shall continue unimpaired, and the Letter of Credit Parties shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release and/or substitution of any property which may be held as Collateral at any time(s), or of any rights or interest therein. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by Chase shall impair Chase's rights or powers hereunder.

     Section 3.11. Instructions; No Liability. Instructions may be honored by Chase when received from anyone purporting to be an Authorized Person. The Letter of Credit Parties may furnish Chase with written confirmation of any such instruction, but Chase's responsibility with respect to any instruction shall not be affected by its failure to receive or the content of such confirmation. Chase shall have no responsibility to notify the Letter of Credit Parties, or any of them, of any discrepancies between any Letter of Credit Party's instructions and its written confirmation, and in the event of any such discrepancy, the original instruction shall govern. Chase shall be fully protected in, and shall incur no liability to the Letter of Credit Parties for, acting upon any instructions or any oral, written, telephone, teleprocess, electronic, or other amendments thereto which Chase in good faith believes to have been given by any Authorized Person, and in no event shall Chase be liable for special, consequential, or punitive damages. Chase may, at its option, use any means of verifying any instruction received by it. Chase also may, at its option, refuse to act upon any instruction or other communication or any part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal. All such authorizations and instructions shall continue in full force and effect unless Chase may elect to act upon additional instructions delivered to it by any Letter of Credit Party prior to the issuance of a Letter of Credit in reliance upon the original instructions.

     Section 3.12. Amended Agreement. In the event that Chase shall revise its standard reimbursement agreement executed by each applicant for a letter of credit, the Letter of Credit Parties shall execute and deliver to Chase an amendment to this Agreement incorporating such changes, promptly upon request therefor from Chase.

     Section 3.13. Existing Letters of Credit. The Co-Borrowers and the Banks agree that from and after the Closing Date, subject to the satisfaction of the conditions precedent to the initial Revolving Credit Loans hereunder and the issuance of the initial Letter of Credit hereunder as set forth in Article VII, the letters of credit issued by Chase under the Prior Credit Agreement for the account of any Letter of Credit Party prior to the Closing Date and listed and described on Schedule 3.13 attached hereto shall be Letters of Credit for all purposes of this Agreement (other than such fees and commissions payable solely to Chase pursuant to the Prior Credit Agreement), including, without limitation, for purposes of Section 3.04, and the Banks hereby affirm their pro rata participation, in accordance with their respective Pro Rata Share, in such letters of credit.

                              ARTICLE IV. RESERVED

                            ARTICLE V. PARTICIPATIONS

     Section 5.01. Participating Banks' Pro Rata Shares. Subject to the terms and conditions hereinafter set forth in this Article V, Chase hereby agrees to sell and each Participating Bank hereby agrees to purchase a participation ("Participation") from Chase in each Letter of Credit, to the extent of such Bank's Pro Rata Share.

     Section 5.02. Sale and Purchase of Participations. Each Participating Bank hereby irrevocably and unconditionally agrees to purchase, and Chase hereby agrees to sell and transfer to each Participating Bank, an undivided fractional interest equal to such Participating Bank's Pro Rata Share in each Letter of Credit upon issuance thereof and each draw thereunder upon such drawing and the obligations of the Letter of Credit Parties in respect of each such Letter of Credit under this Agreement (including all related payments and recoveries to which such Participating Bank is entitled pursuant to Section 5.05 hereof).

     Section 5.03. Participation in Fees and Collateral Relationship. Each Participating Bank will be entitled to receive its Pro Rata Share of Trade Letter of Credit Fees paid by any Letter of Credit Party to Chase. Each Participating Bank will be entitled to receive its Pro Rata Share of Standby Letter of Credit Fees paid by any Revolving Credit Borrower to Chase. Each Participating Banks share of such Fees will be remitted by Chase to such Participating Bank promptly after Chase receives payment of such fees from the relevant Letter of Credit Party. Each Participating Bank will not be entitled to receive any of the letter of credit fronting fee or other customary fees or charges charged by Chase on a Letter of Credit.

     In addition to the foregoing, each Participating Bank hereby purchases, and Chase hereby sells to each Participating Bank, an undivided fractional interest equal to such Participating Bank's Pro Rata Share in the Collateral and all the other Loan Documents, as well as all additional security specifically assigned to Chase to secure the Letters of Credit.

     The relationship between Chase (in its capacity as seller of Participations pursuant to this Article V) and each Participating Bank (in its capacity as purchaser of Participations pursuant to this Article V) is and shall be that of a purchaser and seller of a property interest and not a creditor-debtor relationship or joint venture. Chase (in its capacity as seller of Participations pursuant to this Article V) shall owe each Participating Bank (in its capacity as purchaser of Participations pursuant to this Article V) no duty except as specifically set forth in this Article V.

     Section 5.04. Procedures. Whenever a draw shall be made under a Letter of Credit and the relevant Letter of Credit Party shall fail to reimburse Chase therefor in accordance with this Agreement, Chase will promptly notify each Participating Bank regarding such draw as follows: (1) the date of such draw, and (2) the amount of such draw. Although Chase shall be responsible for paying each such draw on each Letter of Credit, each Participating Bank shall bear its Pro Rata Share of the credit risk associated with each such draw. Accordingly, in the event that the amount of any such draw is not paid in full by or on behalf of the relevant Letter of Credit Party when required in accordance with the terms of this Agreement for any reason, Chase shall give prompt notice by telephone (promptly confirmed in writing) or telex to each Participating Bank of such event. Upon receipt of such telephone or telex notice, each Participating Bank shall cause to be transmitted to Chase, to the account set forth below an amount in immediately available funds equivalent to its Pro Rata Share of such draw in such manner to ensure that such funds are received by Chase, and available to Chase by 3:00 p.m. (New York City time), on the date demand therefor was made by Chase (if demand was made by 12:00 noon New York City time) or by 10:00, a.m. (New York City time), on the Banking Day following the date demand therefor was made (if demand was made after 12:00 noon (New York City time)).

                  ABA No: 02100021
                  Chase Account No.: 323507034
                  Reference Import LC Department
                  Chase Address: New York Agency
                  4 Chase Metrotech Center
                  Brooklyn, New York 11245

     Section 5.05. Collections and Remittances. Whenever Chase receives any payment, interest, reimbursement, collection, or recovery on account of a Letter of Credit whether from a Letter of Credit Party, the Collateral, the Cash Collateral, or otherwise, it shall allocate such receipts as follows:

     (1) First, to the payment of taxes, assessments, insurance premiums, or for similar purposes as required by the Letter of Credit, or any other Loan Document, and, if previously paid by Chase, such sums shall be retained by Chase; and

     (2) In the event the relevant Letter of Credit Party fails to reimburse Chase for any draw under a Letter of Credit when due and Chase receives a payment of or on account of such defaulted amount as to which a Participating Bank has paid Chase the amount of its Pro Rata Share pursuant to Section 5.04, that portion of the amount received shall be allocated between each such Participating Bank and Chase pro rata, with each such Participating Bank's percentage of the principal amount based on its Pro Rata Share and with each such Participating Bank's portion of the interest and fees on its Pro Rata Share based upon the amounts set forth above.

     After Chase receives a payment on account of a Letter of Credit, and makes the allocations required by the preceding paragraph, it shall give notice to each Participating Bank not later than 11:30 a.m. (New York City time), by telephone and promptly remit to each Participating Bank (or credit to the Participating Bank's account with Chase, if any), the amount to which each such Participating Bank is entitled; provided, however, that Chase may retain and deduct from such payment to any such Participating Bank any amounts owed Chase by such Participating Bank pursuant to this Article V.

     If any payment received by Chase and distributed or credited to a Participating Bank is later rescinded or is otherwise returned by Chase for whatever reason (including, without limitation, settlement of an alleged claim), each such Participating Bank, upon demand by Chase, shall immediately pay to Chase, such Participating Bank's Pro Rata Share of the principal amount so returned plus interest and/or commission on such amount as provided in Section 5.03. The covenants contained in this paragraph shall survive the termination of this Agreement.

     Section 5.06. Sharing of Setoffs and Collections. Each Participating Bank agrees that to the extent any payment is received by it on any obligations of any Letter of Credit Party under a Letter of Credit, whether by counterclaim, setoff, banker's lien, by realizing on collateral or otherwise and such payment results in such Participating Bank receiving a greater payment than it would have been entitled to under Section 5.05 had the total amount of such payment been paid directly to Chase for disbursement according to that Section, then such Participating Bank shall immediately purchase for cash from Chase an additional Participation and a participation from the other Participating Banks in such Letter of Credit (subject to the same terms and conditions provided for herein), sufficient in amount so that such payment shall effectively be shared pro rata with Chase and the other Participating Banks in accordance with the amount, and to the extent, of their respective interests in the Letter of Credit; provided, however, that if all or any portion of such payment is thereafter recovered from such Participating Bank at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery, but without interest or other return thereof.

     Section 5.07. Indemnification; Costs and Expenses. To the extent not reimbursed by the Letter of Credit Parties, and without limiting the obligation of the Letter of Credit Parties to do so, each Participating Bank agrees to reimburse Chase for, indemnify Chase against, and hold Chase harmless from, on demand (and Chase is authorized to debit each such Participating Bank's account, if any, with Chase for the same), to the extent of each such Participating Bank's Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever (including, without limitation, disbursements necessary, in the judgment of Chase, to preserve or protect the Collateral), that may at any time be imposed on, incurred by, or asserted against Chase in any way relating to this Agreement, a Letter of Credit, the Collateral or any other Loan Document or other instrument relating to any of the foregoing, or the transactions contemplated thereby and hereby, or any action taken or omitted by Chase under or in connection with any of the foregoing; provided, however, that no Participating Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Chase's gross negligence or willful misconduct. The covenants contained in this Section 5.07 shall survive the termination of this Agreement.

     Section 5.08. Administration; Standard of Care. Chase will administer each Letter of Credit in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances. Except as expressly set forth in the third paragraph of this
Section 5.08, Chase shall be entitled to use its discretion in taking or refraining from taking any actions in connection with any of the foregoing as if it were the sole party involved in any of the foregoing and no Participations existed.

     Each Participating Bank acknowledges that its Participations hereunder are without recourse to Chase and that each such Participating Bank expressly assumes all risk of loss in connection with its Participation in the Letters of Credit, as if such Participating Bank had directly provided such Letters of Credit. Chase shall have no liability express or implied, for any action taken or omitted to be taken by Chase or for any failure or delay in exercising any right or power possessed by Chase under any of the Loan Documents except for actual losses, if any, suffered by any Participating Bank that are proximately caused either by Chase's gross negligence or by Chase's willful misconduct. Without limiting the foregoing, Chase (1) may consult with legal counsel, independent public accountants, appraisers, and other experts, selected by Chase, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such persons, (2) shall be entitled to rely on, and shall incur no liability by acting upon, any conversation, notice, consent, certificate, statement, order, or any document or other writing (including, without limitation, telegraph, telex, telecopy, TWX, or other telecommunication device) believed by Chase to be genuine and correct and to have been signed, sent, or made by the proper person, (3) makes no warranty or representation of any kind or character relating to any Letter of Credit Party or the Collateral, and shall not be responsible for any warranty or representation made in or in connection with any of the Loan Documents, (4) makes no warranty or representation as to, and shall not be responsible for the correctness as to form, the due execution, legality, validity, enforceability, genuineness, sufficiency, or collectibility of any of the Loan Documents, for any failure by any Letter of Credit Party or any Person to perform its obligations thereunder, for any Letter of Credit Party's use of the proceeds therefrom, or for the preservation of the Collateral or the loss, depreciation, or release thereof, (5) makes no warranty or representation as to, and assumes no responsibility for, the authenticity, validity, accuracy, or completeness of any notice, financial statement, or other document or information received by Chase or any Participating Bank in connection with, or otherwise referred to in, any of the Loan Documents, and (6) shall not be required to make any inquiry concerning the observance or performance of any agreement contained in, or conditions of, any of the Loan Documents, or to inspect the property, books, or records of any Letter of Credit Party or any Person.

     Notwithstanding the provisions of the first paragraph of this Section 5.08, Chase agrees that it will not knowingly take any of the following actions without the written consent of each Participating Bank: (1) waive any default by any Letter of Credit Party involving the payment of money to Chase pursuant to any of the Loan Documents; (2) extend the time of payment of interest on any Letter of Credit Party's obligations to Chase with respect to any of the Letters of Credit for more than thirty (30) days after any due date; (3) extend the maturity date of any Letter of Credit beyond the Termination Date; (4) increase the amount of the Trade Letter of Credit Commitment or the Standby Letter of Credit Commitment; (5) reduce the fees charged on the Letters of Credit below the amount required to be paid to Chase or to the Participating Banks pursuant to the terms of this Article V; or (6) release any Collateral, except as otherwise contemplated in any Loan Documents. Chase shall be fully justified in failing or refusing to take any action under any of the Loan Documents unless it shall first receive such advice or concurrence of the Participating Banks as Chase shall deem appropriate.

     Chase may lend money to, accept deposits from, and generally engage in any kind of business with any Letter of Credit Party as freely as though no Participations had been granted to a Participating Bank.

     Section 5.09. Independent Investigation by the Participating Banks. Each Participating Bank acknowledges (1) that Chase has provided such Participating Bank with copies of all of the Loan Documents and each Letter of Credit Party has provided or granted such Participating Bank access to certain financial data and other information pertaining to such Letter of Credit Party that such Participating Bank has requested in order to enable it to make an independent, informed judgment with respect to the desirability of purchasing Participations in the Letters of Credit, (2) that Chase has not made any representations or warranties to such Participating Bank and that no prior or future act by Chase, including, without limitation, any review of the affairs of the Letter of Credit Parties, shall be deemed to constitute a representation or warranty of Chase, and (3) that such Participating Bank has independently, without reliance upon Chase, and based on such information as such Participating Bank has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial condition, and general creditworthiness of each Letter of Credit Party, made its own analysis of the value and Lien status of any Collateral, and made its own decision to execute this Agreement and thereby purchase Participations in accordance with this Article V in the Letters of Credit. Each Participating Bank agrees that, independently and without reliance upon Chase or any representations or statements of Chase, and based on such information as such Participating Bank deems appropriate at the time, it will continue to make and rely upon its own credit analysis and decisions in taking or not taking any action under this Article V or any of the Loan Documents.

     Section 5.10. Participating Banks, Ownership of Interests in the Participations; Repurchases by Chase. Each Participating Bank hereby represents and warrants to Chase that the purchase of its Participation in the Letters of Credit (1) is a legal investment pursuant to the Laws under which such Participating Bank is organized and operates, (2) has been duly authorized and approved by all necessary action of the management of such Participating Bank, and (3) is made for such Participating Bank's own account for the purpose of investment only and with no present intention of disposing of the same.

     Upon the occurrence of an Event of Default and failure to consent to a change in this Agreement where such Participating Bank's consent is required pursuant to the terms of this Article V, Chase, or any party designated by it, shall have the right (but not the obligation) to repurchase such Participating Bank's Participation in any Letter of Credit for a purchase price equal to any unpaid amount due the Participating Bank with respect to such Participation. Upon demand and payment therefor, such Participating Bank shall promptly transfer to Chase its Participation in any such Letter of Credit by executing and delivering to Chase an instrument of transfer in form and substance satisfactory to Chase and such Participating Bank; provided, however, that failure by such Participating Bank to do so shall not affect Chase's repurchase of such Participating Bank's Participation in any such Letter of Credit, which repurchase shall be effective upon payment therefor by Chase to such Participating Bank. At any time before such payment, Chase may withdraw and terminate its offer to repurchase such Participating Bank's Participation in any such Letter of Credit if an Event of Default or Default exists or has occurred under any Loan Document prior to the payment of such price.

                              ARTICLE VI. GUARANTY

     Section 6.01. Guaranty. Each Credit Party hereby jointly and severally irrevocably, absolutely and unconditionally guarantees to each Bank Party and their successors, endorsees, transferees and assigns the prompt and complete payment by each other Credit Party, as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all such other Credit Party's Obligations; and agrees to pay on demand any and all expenses (including counsel fees and expenses) which may be paid or incurred by any Bank Party in collecting any or all the Obligations and/or enforcing any rights under any of the Loan Documents or under the Obligations (the "Guaranty").

     Section 6.02. Credit Parties' Guaranty Obligations Unconditional. Each Credit Party hereby guarantees that all the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any such terms or the rights of any Bank Party with respect thereto. The obligations and liabilities of each Credit Party under this Guaranty shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations; (3) any exchange or release of, or non-perfection of any Lien on or in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor in respect of the Obligations or any Credit Party in respect of this Guaranty.

     This Guaranty is a continuing guaranty and shall remain in full force and effect until: (1) the payment in full of all the Obligations (after the Termination Date), and (2) the payment of the other expenses to be paid by the Credit Parties pursuant hereto. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be returned by any Bank Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

     The obligations and liabilities of each Credit Party under this Guaranty shall not be conditioned or contingent upon the pursuit by any Bank Party or any other Person at any time of any right or remedy against any Credit Party or any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or security or guarantee therefor or right of setoff with respect thereto.

     Each Credit Party hereby consents that, without the necessity of any reservation of rights against any Credit Party and without notice to or further assent by any Credit Party, any demand for payment of any of the Obligations made by any Bank Party may be rescinded by such Bank Party and any of the Obligations continued after such rescission.

     Section 6.03. Waivers. To the extent permitted by applicable law, each Credit Party hereby waives: (1) promptness and diligence; (2) notice of or proof of reliance by any Bank

Party upon this Guaranty or acceptance of this Guaranty; (3) notice of the incurrence of any Obligations by any Credit Party or the renewal, extension or accrual of any Obligations; (4) notice of any actions taken by any Bank Party or any Credit Party or any other party under any Loan Document, or any other agreement or instrument relating to the Obligations; (5) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of any Credit Party hereunder, the omission of or delay in which, but for the provisions of this
Section 6.03, might constitute grounds for relieving any Credit Party of its obligations hereunder; and (6) any requirement that any Bank Party protect, secure, perfect or insure any Lien on any property subject thereto or exhaust any right or take any action against any Credit Party or any other Person or any Collateral.

     Section 6.04. Subrogation. Each Credit Party will not exercise any rights which it may acquire by way of subrogation under this Guaranty, whether acquired by any payment made hereunder, by any setoff or application of funds of the Credit Party by any Bank Party or otherwise, until (a) the payment in full of the Obligations and termination of the Commitments, and (b) the payment of all other expenses to be paid by the Credit Party pursuant hereto. If any amount shall be paid to the Credit Party on account of such subrogation rights at any time when all of the Obligations and all such other expenses shall not have been paid in full, such amount shall be held in trust for the benefit of the Bank Parties, shall be segregated from the other funds of the Credit Party and shall forthwith be paid over to the Administrative Agent to be credited and applied in whole or in part by the Bank Parties against the Obligations, whether matured or unmatured, and all such other expenses in accordance with the terms of this Guaranty.

     Section 6.05. Contribution. Each Credit Party agrees that it will contribute its proportionate share to any other Guarantor that makes payment of an Obligation guaranteed by such Credit Party under this Agreement.

     Section 6.06. Limitation of Liability. The obligations of each Credit Party hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United State Bankruptcy Code or any comparable provision of any applicable state law.

                        ARTICLE VII. CONDITIONS PRECEDENT

     Section 7.01. Conditions Precedent to Initial Credit Facility . The obligation of the Banks or Chase to make or provide the initial Credit Facility is subject to the condition precedent that the Administrative Agent shall have received on or before the Closing Date each of the following documents, each in form and substance satisfactory to the Administrative Agent and its counsel, and each of the following requirements shall have been fulfilled:

          (1) Evidence of Due Organization and all Corporate Actions by each Co-Borrower and each Guarantor. On or prior to the Closing Date, the Administrative Agent shall have received, with a copy for each Bank, (a) certified copies of the Certificate of Incorporation and By-laws of each Credit Party; (b) a certificate of the Secretary or an Assistant Secretary of each Credit Party dated the Closing Date and certifying: (i) that neither the Certificates of Incorporation nor the By-laws of any Credit Party has been amended since the date of their certification; (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of each Credit Party authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to each Co-Borrower, the borrowings and other financial accommodations hereunder; and (iii) the incumbency and specimen signature of each officer of each Credit Party executing each Loan Document to which the Credit Party is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of each Credit Party as to the incumbency and signature of the Secretary or Assistant Secretary of such Credit Party; and (c) such other documents as the Administrative Agent may reasonably request;

          (2) Incumbency and Signature Certificate of Each Credit Party. A certificate of the Secretary or Assistant Secretary of each Credit Party, dated the Closing Date, certifying the names and true signatures of the officers of each Credit Party authorized to sign the Loan Documents and the other documents to be delivered by each Credit Party under the Loan Documents;

          (3) Good Standing Certificate for Each Credit Party. A certificate, dated reasonably near the Closing Date, from the Secretary of State (or other appropriate official) of the jurisdiction of incorporation of each Credit Party certifying as to the due incorporation and good standing of each Credit Party and certificates, dated reasonably near the Closing Date, from the Secretary of State (or other appropriate official) of each other jurisdiction where each Credit Party is required to be qualified to conduct business, certifying that each Co-Borrower and each Guarantor is duly qualified to do such business and is in good standing in such state;

          (4) Notes. The Revolving Credit Notes duly executed by the Revolving Credit Borrowers and the Term Loan Notes duly executed by the Term Loan Borrower, in favor of each Bank;

          (5) Security Agreement. Each Security Agreement duly executed by each Credit Party together with (a) duly executed financing statements (UCC-1) to be filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Administrative Agent or any Bank, desirable to perfect the security interest created by the Security Agreement; (b) duly executed copies of the financing statements (UCC-3) to be filed under the Uniform Commercial Code of all jurisdictions necessary, or in the opinion of the Administrative Agent or any Bank, desirable to terminate any Liens in favor of any party other than the Administrative Agent; and (c) Uniform Commercial Code searches identifying all of the financing statements on file with respect to such party in all jurisdictions referred to under (a), including the financing statements filed by the Administrative Agent against such party, indicating that no party other than the Administrative Agent claims an interest in any of the Collateral;

          (6) Patent Security Interest Agreement . The Patent Security Interest Agreement duly executed by Merinta together with evidence that the records of the Patent and Trademark Office indicate that Merinta is named as the owner and/or assignee of all of the Patents described in the Merinta's Patent Security Interest Agreement;

          (7) Trademark Security Interest Agreements. The Trademark and Security Interest Agreements duly executed by each of Boundless Technologies and Merinta, together with evidence that the records of the Patent and Trademark Office indicate that Boundless Technologies and Merinta are named as the owner and/or assignee of all of the Trademarks described in their respective Trademark Security Interest Agreement;

          (8) Intentionally Omitted.

          (9) Borrowing Base Certificate. A duly executed and completed Borrowing Base Certificate as of the Closing Date;

          (10) Pledge Agreement (BAC). The Pledge Agreement (BAC) duly executed by BAC together with the certificates representing the shares pledged pursuant to the Pledge Agreement (BAC) and undated stock powers executed in blank for each such certificate;

          (11) Pledge Agreement (BC). The Pledge Agreement (BC) duly executed by BC together with the certificates representing the shares pledged pursuant to the Pledge Agreement (BC) and undated stock powers executed in blank for each such certificate;

          (12) Solvency Certificate. Receipt of a certificate, dated as of the Closing Date, indicating that each Co-Borrower is Solvent;

          (13) Compliance with Laws. Evidence that each Credit Party is in compliance with all Laws;

          (14) Opinion of Counsel for the Credit Parties. A favorable opinion of Fishbein, Badillo, Wagner & Harding, counsel for the Credit Parties, dated the Closing Date, in a form acceptable to the Administrative Agent and the Banks;

          (15) Insurance Coverage. A certificate from each insurance carrier evidencing the coverage required by Section 9.03 (which certificates shall show that the Administrative Agent is an additional insured and loss payee);

          (16) Payment of Fees. The Co-Borrowers shall have paid the fees payable on the Closing Date referred to in Section 2.08 and all costs and expenses incurred by the Administrative Agent, in connection with the negotiation, preparation and execution of the Loan Documents and the creation and perfection of the Liens granted pursuant to the Security Agreements (including, without limitation, the fees and expenses of counsel);

          (17) No Material Adverse Changes. There shall not have occurred in the reasonable determination of the Administrative Agent and the Banks any Material Adverse Change in any Credit Party since December 31, 1999;

          (18) Officer's Certificate. The following statements shall be true and the Administrative Agent shall have received a certificate signed by a duly authorized officer of the Credit Parties, dated the Closing Date stating that:
(a) the representations and warranties
contained in this Agreement and in each of the other Loan Documents are correct on and as of the Closing Date; and (b) no Default or Event of Default has occurred and is continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents;

          (19) Payment of Existing Indebtedness. On the Closing Date, the Administrative Agent shall have received evidence that (a) all Existing Indebtedness has been refinanced with the proceeds of the Loans, (b) the letters of credit issued pursuant to the Prior Credit Agreement shall be included as Letters of Credit hereunder and (c) the commitment of the Banks pursuant to the Prior Credit Agreement shall have been cancelled;

          (20) Due Diligence. The Administrative Agent and the Banks shall have completed all due diligence with respect to the Credit Parties, including, without limitation, litigation checkings, bank checkings, customer checkings, judgment, tax and bankruptcy searches and litigation checkings;

          (21) Litigation. There shall exist no action, suit, investigation, litigation or proceeding affecting any Credit Party pending or threatened before any court, governmental agency or arbiter that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change;

          (22) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Required Banks) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Required Banks that imposes materially adverse conditions upon the transactions contemplated hereby; (23) Supply Agreement. The Administrative Agent and the Banks shall have been provided with fully executed copies of the Supply Agreement, dated March 3, 2000, by and between BMS and Boca Research and shall have completed a satisfactory review thereof;

          (24) Additional Documents. The Administrative Agent and the Banks shall have been provided with fully executed copies of (a) the Asset Purchase Agreement, dated as of March 3, 2000, by and between Boundless Technologies and Boca Research, and the documents and agreements executed and delivered in connection therewith, including but not limited, to the BMS Note and (b) the Mortgage, dated June 25, 1999, by Boundless Technologies in favor of Independence Community Bank;

          (25) Warrants. Each Bank shall have received a Merinta Warrant from Merinta, substantially in the form of Exhibit K hereto entitling the Banks to acquire 40,000 shares of Merinta in the aggregate; and

          (26) Additional Documentation. Such other approvals, opinions or documents as the Administrative Agent or any Bank may reasonably request.

     Section 7.02. Conditions Precedent to All Extensions of Credit . The obligations of the Banks to make any Loan or of the Administrative Agent to issue any Letter of Credit hereunder shall be subject to the further conditions precedent that on the date of providing such Credit Facility:

          (1) The following statements shall be true:

              (a) all the representations and warranties contained in this Agreement and in each of the other Loan Documents are correct on and as of the date of providing such Credit Facility as though made on and as of such date; and

              (b) no Default or Event of Default has occurred and is continuing, or could result from providing such Credit Facility;

          (2) The Administrative Agent shall have received, in accordance with
Section 2.04, a Borrowing Notice, duly executed by an Executive Officer of the Revolving Credit Borrowers with respect to the requested Revolving Credit Loan and (b) such other approvals, opinions or documents as the Administrative Agent or any Bank may reasonably request.

          (3) Chase shall have received, with respect to the issuance, amendment, renewal or extension of any Letter of Credit, the documents and instruments requested by Chase in accordance with the last sentence of Section 3.07(8).

     Section 7.03. Deemed Representation. Each request for an extension of credit under a Credit Facility and acceptance by any Credit Party of any extension of credit under such Credit Facility shall constitute a representation and warranty that the statements contained in Section 7.02(1) are true and correct both on the date of such request and, unless the Co-Borrowers otherwise notify the Administrative Agent prior to the receipt of such Credit Facility, as of the date of the providing of such Credit Facility.

                  ARTICLE VIII. REPRESENTATIONS AND WARRANTIES

     Each Credit Party hereby represents and warrants that:

     Section 8.01. Incorporation, Good Standing and Due Qualification. Each Credit Party is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the Laws of each other jurisdiction in which such qualification is required, except to the extent that its failure to be so qualified could not result in a Material Adverse Change.

     Section 8.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each Credit Party of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not: (1) require any consent or approval of its stockholders; (2) contravene its certificate of incorporation or by-laws; (3) violate any provision of, or require any filing, registration, consent or approval under any Law (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Credit Party; (4) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Credit Party is a party or by which it or its properties may be bound or affected; or
(5) result in, or require, the creation or imposition of any Lien (other than as created under the Security Documents), upon or with respect to any of the properties now owned or hereafter acquired by any Credit Party.

     Section 8.03. Legally Enforceable Agreements. Each Loan Document is a legal, valid and binding obligation of each Credit Party thereto enforceable against such Credit Party in accordance with its terms, except to the extent that such enforcement may be limited by (a) applicable bankruptcy, insolvency and other similar laws affecting creditors, rights generally or (b) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or in law.

     Section 8.04. Litigation. Except for the litigation noted in Schedule 8.04, there are no actions, suits or proceedings (private or governmental) pending or, to the knowledge of any Credit Party, threatened, against or affecting any Credit Party before any Governmental Authority or arbitrator, which could, in any one case or in the aggregate, result in a Material Adverse Change.

     Section 8.05. Financial Statements and Projections. (a) The consolidated balance sheet of BC and its Consolidated Subsidiaries as of December 31, 1999 reported on by BDO Seidman LLP, the statements of income and cash flows for BC and its Consolidated Subsidiaries related thereto, copies of which have been furnished to the Banks, are complete and correct and fairly present the financial condition of BC and its Consolidated Subsidiaries as at such dates and the results of the operations of BC and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied, and since December 31, 1999 there has been no Material Adverse Change. There are no liabilities of BC and its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1999.

     (b) No information, exhibit, or report furnished by any Credit Party to Administrative Agent or any Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

     Section 8.06. Ownership and Liens. Each Credit Party has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 8.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by any of the Credit Parties and none of its leasehold interests is subject to any Lien, except as may be permitted under this Agreement.

     Section 8.07. Taxes. Each Credit Party has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

     Section 8.08. ERISA. Each Credit Party is in compliance with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; none of the Credit Parties nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; each Credit Party has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no unfunded vested liabilities; and none of the Credit Parties nor any of its ERISA Affiliates has incurred any liability to the PBGC under ERISA.

     Section 8.09. Issuance and Ownership of Stock and Notes. All of the outstanding capital stock or other interest of Boundless Technologies has been validly issued, is fully paid and nonassessable and all such common stock is owned by BAC free and clear of all Liens. All of the outstanding capital stock or other interest of BAC, BMS and Merinta has been validly issued, is fully paid and nonassessable and is owned by BC free and clear of all Liens, other than as set forth on Schedule 8.22. Section 8.10. Operation of Business. Each Credit Party possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and, to the knowledge of each Credit Party, as presently proposed to be conducted, except where failure to so possess could not result in a Material Adverse Change, and to the knowledge of each Credit Party none of the Credit Parties is in violation of any valid rights of others with respect to any of the foregoing.

     Section 8.11. No Default on Outstanding Judgments or Orders. To the knowledge of each Credit Party, each Credit Party has satisfied all judgments and none of the Credit Parties is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except where such failure to satisfy or such default has not and could not result in a Material Adverse Change.

     Section 8.12. No Defaults on Other Agreements. To the knowledge of each Credit Party, none of the Credit Parties is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any certificate of incorporation or corporate restriction which, if complied with, could result in a Material Adverse Change. None of the Credit Parties is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument where such default could individually or in the aggregate result in a Material Adverse Change.

     Section 8.13. Labor Disputes and Acts of God. Neither the business nor the properties of any Credit Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which individually or in the aggregate could result in a Material Adverse Change.

     Section 8.14. Governmental Regulation. None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

     Section 8.15. Partnerships. Except as disclosed in Schedule 8.15, none of the Credit Parties is a partner in any partnership.

     Section 8.16. Environmental Protection. Each Credit Party has obtained all permits, licenses and other authorizations which are required under all Environmental Laws. Each Credit Party is in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply has not and could not result in a Material Adverse Change.

     The Collateral contains no Hazardous Materials that, under any Environmental Law then in effect, (1) would impose liability on any Credit Party that could result in a Material Adverse Change, or (2) could result in the imposition of a Lien on the Collateral or any portion thereof or any other assets of any Credit Party, in each case if not properly handled in accordance with applicable Law.

     Section 8.17. Solvency. Each Credit Party is, and upon consummation of the transactions contemplated by this Agreement and the other Loan Documents, and any other documents, instruments or agreements relating thereto, will be Solvent.

     Section 8.18. Intellectual Property. All of the trademarks, patents or copyrights in which any Credit Party has any right, title or interest, or any applications pending for any such trademarks, patents or copyrights is set forth in Schedule 8.18.

     Section 8.19. Investments. All of the capital stock, debt obligations, or other securities or other investments held in any Person by any Credit Party are set forth in Schedule 8.19.

     Section 8.20. Y2K. The Year 2000 date change has not resulted in disruption of any of the Credit Parties' computer hardware, software, databases, systems and other equipment containing embedded microchips (including systems and equipment supplied by others or with which any of the Credit Parties' systems interface), or to any of the Credit Parties' operations or business systems, or to the best of the Credit Parties' knowledge, to the operations or business systems of any Credit Party's major vendors, customers, suppliers and counterparties. The Credit Parties have no reason to believe that liabilities and expenditures related to the Year 2000 date change (including, without limitation, costs caused by reprogramming errors, the failure of others' systems or equipment, and the potential liability, if any, of the Credit Parties for the Year 2000 related costs incurred or disruption experienced by others) will result in a Default, or an Event of Default or a Material Adverse Change.

     Section 8.21. Approvals. No registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body or any other Person is required in connection with the execution, delivery and performance of this Agreement by any Credit Party, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Co-Borrowers, the borrowings and other financial accommodations hereunder other than registrations, consents and approvals received prior to the Closing Date and disclosed to the Administrative Agent and the Banks and which are in full force and effect.

     Section 8.22. Subsidiaries and Affiliates. Attached hereto as Schedule 8.22 is a correct and complete list of each Credit Party and all of Credit Parties' Subsidiaries and Affiliates showing as to each Subsidiary and Affiliate, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in such Subsidiary and Affiliate and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest.

     Section 8.23. Security Documents. Each Security Document executed by each Credit Party shall constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Document in favor of the Administrative Agent for the ratable benefit of the Banks which shall be prior to all other Liens, claims and right of all other Persons, and shall be enforceable as such against all other Persons.

     Section 8.24. Disclosure. No representation or warranty of any Credit Party contained in this Agreement, any other Loan Document, or any other document, certificate or written statement furnished to the Administrative Agent by or on behalf of any Credit Party for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

     Section 8.25. No Default . No Default or Event of Default has occurred and is continuing.

     Section 8.26. Compliance with Laws . Each Credit Party is in compliance with all laws, rules, regulations, orders and decrees which are applicable to such Credit Party, or to any of their respective properties which the failure to comply with could individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

     Section 8.27. Federal Reserve Requirements, Use of Proceeds . (a) None of the Credit Parties is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes or (ii) for any purpose which violates or is inconsistent with the provisions of Regulations T, U or X of the Board of Governors of The Federal Reserve System.

          (c) The proceeds of the Loans shall be used solely for the purposes permitted under Section 2.13.

                        ARTICLE IX. AFFIRMATIVE COVENANTS

     So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank shall have a Commitment hereunder, or any other amount is owing by any Credit Party to any Bank Party hereunder or under any other Loan Document, each Credit Party shall:

     Section 9.01. Maintenance of Existence. Do all things necessary to preserve, maintain, renew and keep in full force and effect (a) its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except to the extent that its failure to so qualify could not result in a Material Adverse Change and (b) all material rights, privileges, licenses, permits, franchises and other contractual obligations.

     Section 9.02. Conduct of Business. Continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the Closing Date.

     Section 9.03. Maintenance of Properties and Insurance. Maintain, keep and preserve all of its properties, (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted and maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated. Each such policy shall name the Administrative Agent as the loss payee or additional insured, as applicable, and shall provide for at least thirty (30) days' prior written notice to the Administrative Agent of any modification or cancellation of such policies. As of the Closing Date, the Banks acknowledge that Hartford Casualty Insurance Company shall be considered a financially sound and reputable insurance company.

     Section 9.04. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

     Section 9.05. Payment of Debt. (a) Pay all Debt and obligations, now existing or hereafter arising, as and when due and payable and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that none of the Credit Parties shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and such Credit Party shall have set aside on its books adequate reserves determined in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested and; further, provided that, subject to the foregoing proviso, each Credit Party will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

     Section 9.06. Compliance with Laws. Comply in all respects with all applicable Laws, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except (1) to the extent they are the subject of a Good Faith Contest or (2) to the extent that the failure to comply has not and could not result in a Material Adverse Change.

     Section 9.07. Right of Inspection. Upon reasonable notice to the Co-Borrowers and during normal business hours and as often as reasonably required, permit Administrative Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, any Credit Party and to discuss the affairs, finances and accounts of such Credit Party with any of its officers and directors and such Credit Party's independent accountants.

     Section 9.08. Reporting Requirements. Furnish directly to each of the
Banks:

          (1) Audited Annual Financial Statements. (i) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of BC, the audited consolidated balance sheet of BC and its Consolidated Subsidiaries as of the end of such Fiscal Year, the audited statement of income and retained earnings, and audited statement of cash flows of BC and its Consolidated Subsidiaries for such Fiscal Year, and the accompanying footnotes, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year, accompanied by an unqualified opinion thereon acceptable to the Administrative Agent and each of the Banks by BDO Seidman LLP or other independent accountants of national standing selected by BC and reasonably acceptable to the Administrative Agent and each of the Banks, and (ii) as soon as available, but in any event within 90 days after the end of each Fiscal Year of BC, a copy of the management prepared consolidating financial statements of BC and its Consolidated Subsidiaries, stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year, and which support the financial statements delivered pursuant to clause (i), in each case of (i) and (ii) prepared in accordance with and accompanied by a certificate executed by the Chief Financial Officer certifying that the financial statements were prepared in accordance with GAAP consistently applied and further certifying as to whether or not, as of the close of the preceding period and at all times during such preceding period, BC and its Consolidated Subsidiaries were in compliance with all of the provisions of this Agreement.

          (2) Quarterly Financial Statements. As soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each Fiscal Year, the consolidated and consolidating balance sheet of BC and its Consolidated Subsidiaries as of the end of such quarter and statements of income and retained earnings, and statements of cash flows of BC and its Consolidated Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous Fiscal Year and all prepared by the Chief Financial Officer in accordance with GAAP consistently applied, and accompanied by a certificate executed by the Chief Financial Officer certifying that the financial statements were prepared in accordance with GAAP consistently applied and further certifying as to whether or not, as of the close of the preceding period and at all times during such preceding period, BC and its Consolidated Subsidiaries were in compliance with all of the provisions of this Agreement.

          (3) Monthly Financial Statements. As soon as available and in any event within fifteen (15) days after the end of each calendar month, the interim consolidated and consolidating balance sheet of BC and its Consolidated Subsidiaries as of the end of such month and the interim statements of income, retained earnings and cash flows of BC and its Consolidated Subsidiaries for such period and the portion of the fiscal year through such date, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous Fiscal Year and all prepared by the Chief Financial Officer in accordance with GAAP consistently applied, and accompanied by a certificate to that effect executed by the Chief Financial Officer, together with a comparison of actual performance versus projected performance for such periods.

          (4) Monthly Inventory Statements. As soon as available and in any event within fifteen (15) days after the end of each month, a report in form and substance satisfactory to the Administrative Agent and the Banks indicating monthly aged inventory levels as to each Co-Borrower (both in-house and in-transit), imputed inventory, inventory purchased on open account, monthly open orders and gross profit and shipping levels relative to the prior year.

          (5) Annual Business Plan. By not later than February 13th of each Fiscal Year, a business plan (satisfactory in form and substance to the Banks) for the then current Fiscal Year, which plan shall contain one-year consolidated projections, including a projected balance sheet, projected income statements and cash flow projections, of BC and its Consolidated Subsidiaries, prepared on a quarterly basis and accompanied by detailed assumptions.

          (6) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Credit Parties by independent certified public accountants in connection with the examination of the financial statements of the Credit Parties made by such accountants.

          (7) Borrowing Base Certificate. Not later than 7 days following the 15th and the 30th day of each calendar month, a Borrowing Base Certificate including information as of such date.

          (8) Audits. Upon the request of the Required Banks but, unless there is an outstanding Default or Event of Default, no more often than twice in each Fiscal Year, updated audits of inventory, accounts receivable and/or equipment conducted by parties acceptable to and engaged by the Administrative Agent, all costs, expenses and charges in connection therewith shall be paid by the Co-Borrowers in connection with Section 14.03.

          (9) Certificate of No Default. Simultaneously with the delivery of the financial statements referred to above, a certificate of the chief financial officer of the Credit Parties (a) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and
(b) with computations demonstrating compliance with the covenants contained in
Article X.

          (10) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings known to any Credit Party before any Governmental Authority, affecting any Credit Party which, if determined adversely to such Credit Party, could result in a Material Adverse Change.

          (11) Notices of Defaults and Events of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Credit Parties with respect thereto.

          (12) ERISA Reports. As soon as possible and in any event within ten
(10) days after any Credit Party knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or any Credit Party has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Co-Borrowers will deliver to each of the Banks a certificate of the Chief Financial Officer of the applicable Credit Party, setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Credit Parties propose to take with respect thereto.

          (13) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section 9.08.

          (14) Monthly Accounts Receivable Reports. As soon as available and in any event within fifteen (15) days after the end of each month accounts receivable aging summaries with respect to the Co-Borrowers, and within fifteen
(15) days after the end of each quarter of each Fiscal Year, detailed accounts receivable aging schedules with respect to the Co-Borrowers, prepared in accordance with GAAP.

          (15) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which any Credit Party sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which any Credit Party files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange.

          (16) Insurance. Upon the occurrence of any casualty, damage or loss, whether or not giving rise to a claim under any insurance policy, in an amount greater than Fifty Thousand Dollars ($50,000), notice thereof, together with copies of any document relating thereto (including copies of any such claim) in possession or control of any Credit Party or any agent of any Credit Party; and immediately after the occurrence thereof, written notice of any cancellation of any insurance policy required to be maintained by the Credit Parties pursuant to
Section 9.05 hereof.

          (17) Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence of any event or circumstance, including, but not limited to (i) any termination, material amendment, material supplement or other material modification of any contract or (ii) the occurrence of a default by any party to any contract of which any Credit Party is aware, which could result in or has resulted in a Material Adverse Change, written notice thereof.

          (18) Offices. Thirty (30) days prior written notice of any change in the chief executive office or principal place of business of any Credit Party.

          (19) Liens. As soon as possible and in any event within five (5) days after any Credit Party obtains knowledge of any assertion of any Lien (other than Liens permitted under Section 10.03 of this Agreement) against the Collateral or the occurrence of any event that could result in a Material Adverse Change on the value of the Collateral or the security interest created under the Security Documents, written notice thereof.

          (20) Environmental Notices. As soon as possible and in any event within ten (10) days after receipt, copies of all Environmental Notices received by any Credit Party which are not received in and relate to the ordinary course of such Credit Party's business.

          (21) General Information. Such other information respecting the condition or operations, financial or otherwise, of any Credit Party as the Administrative Agent or any Bank may from time to time reasonably request.

     Section 9.09. Compliance With Environmental Laws. Comply in all respects with all applicable Environmental Laws where the failure to comply could cause a Material Adverse Change and immediately pay or cause to be paid all costs and expenses incurred in connection with such compliance.

     Section 9.10. Execution of Agreement by Subsidiaries of the Credit Parties. Give each Bank and the Administrative Agent prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary of any Credit Party not existing on the Closing Date. Each Credit Party or other appropriate Person shall execute a Pledge Agreement with respect to the shares or other ownership interest owned by such Credit Party of each such Subsidiary (together with certificates and powers with respect to such interests duly endorsed in blank) and shall cause each such Subsidiary to (a) become a party to this Agreement as a Guarantor and (b) to execute and deliver such Security Documents as the Banks shall require, including but not limited to a Security Agreement and appropriate UCC-1 Financing Statements in connection therewith, within ten (10) Business Days of the creation, establishment or acquisition of such Subsidiary and in connection therewith shall provide to the Bank the supporting documents identified in Section 7.01(1) hereof in each case with respect to such Subsidiary. Section 9.11. Further Assurances. Execute any and all further documents, agreements, and instruments, and take all further actions, which the Administrative Agent or the Banks shall reasonably request in order to effectuate the transactions contemplated by this Agreement and in order to grant, preserve, protect and perfect the liens purported to be created hereunder and under the Security Documents.

                          ARTICLE X. NEGATIVE COVENANTS

     So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank shall have any Commitment hereunder or any other amount is owing by the Credit Parties to any Bank Party hereunder or under any other Loan Document, none of the Credit Parties shall:

     Section 10.01. Debt. Create, incur, assume or suffer to exist any Debt, except:

          (1) Debt of the Credit Parties under this Agreement, the Notes, or any other Loan Document;

          (2) accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from the due date (or if there is no specified due date or if such account payable is due immediately, are not aged more than one hundred twenty (120) days) and current operating liabilities (other than for borrowed money) which are not more than one hundred twenty (120) days past due, in each case incurred in the ordinary course of business and paid within the specified time, unless subject to a Good Faith Contest;

          (3) Debt secured by purchase money Liens permitted by Section 10.03(9), including, but not limited to that certain lease agreement to be entered into between Boundless Technologies and ERP Software with respect to the lease of computer software;

          (4) Debt of the Co-Borrowers pursuant to hedging agreements with the Administrative Agent, provided that any such agreements are entered into in the ordinary course of business of the Co-Borrowers;

          (5) Guaranties permitted under Section 10.02;

          (6) Debt of Boundless Technologies to Independence Community Bank in an amount not to exceed $6,174,897.84 in connection with that certain Mortgage, dated June 25, 1999,


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

by Boundless Technologies in favor of Independence Community Bank, but not including any amendments or modifications thereto which would result in the acceleration of or an increase in the amount of the principal payments due thereunder; and

          (7) Debt of BMS to Boca Research pursuant to the BMS Note, but not including any amendments or modifications thereto which would result in the acceleration of or any increase in the amount of the principal payments due thereunder.

     Section 10.02. Guaranties. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except (1) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the guarantees provided by the Credit Parties under this Agreement; (3) guarantees provided by any Credit Party of any Debt of any Co-Borrower permitted under Section 10.01 and (4) in addition to the guarantees permitted above, guarantees provided that the aggregate amount of all obligations covered by all such guarantees does not exceed at any time Two Hundred Fifty Thousand Dollars ($250,000).

     Section 10.03. Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except:

          (1) Liens granted to the Bank Parties under and pursuant to the Security Documents;

          (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are the subject of a Good Faith Contest;

          (3) Liens imposed by Law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days, or which are the subject of a Good Faith Contest;

          (4) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

          (5) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;


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

          (6) judgment and other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest;

          (7) easements, rights-of-way, restrictions, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Co-Borrowers of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

          (8) Liens set forth in Schedule 10.03; and

          (9) purchase money Liens on any real property, fixtures or equipment hereafter acquired or the assumption of any Lien on real property, fixtures or equipment existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

              (a) any property subject to any of the foregoing is acquired by a
                  Credit Party in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

              (b) the Debt secured by any Lien so created, assumed or existing shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby;

              (c) each such Lien shall attach only to the property so acquired and fixed improvements thereon; and

              (d) the Debt secured by such Lien are permitted by the provisions of Section 10.01 and the related capital expenditure is permitted under Section 11.04; and

              (e) all Debt secured by all such Liens shall not require in the aggregate regularly scheduled payments on such Debt in any Fiscal Year in an amount greater than One Million Dollars ($1,000,000).

     Section 10.04. Investments. Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except: (1) direct obligations of the United States of America or any agency thereof backed by the full faith and credit of the United States of America with maturities of one (1) year or less from the date of acquisition; (2) commercial paper with maturities of two hundred seventy (270) days or less of (a) a Bank or any Parent of a Bank, or (b) a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (3) certificates of deposit with maturities of one (1) year or less from the date of acquisition issued by (a) any Bank, or
(b) any commercial bank operating within the United States of America whose outstanding long-term debt is rated at least A by Standard & Poor's Corporation;
(4) loans or advances to any Person,


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

provided that the aggregate principal amount of all such loans or advances outstanding at any time will not exceed One Hundred Thousand Dollars ($100,000);
(5) loans or advances to, or investments in, Merinta by any Credit Party, provided that such loans, advances and investments do not exceed the amount set forth in Section 11.05 hereof; and (6) loans or advances by Boundless Technologies or BMS to either BAC or BC and dividends by Boundless Technologies or BMS to BAC and BC, respectively, provided that the aggregate amount of all such loans or advances made in any Fiscal Year plus the aggregate amount of all dividends made by Boundless Technologies and BMS to BAC and BC in accordance with Section 10.09, in any Fiscal Year, shall not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate.

     Section 10.05. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets except: (1) for inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business, or (3) a Merinta Event or Merinta Sale provided that the Administrative Agent shall have received the Merinta Documents and that such transaction otherwise complies with the requirements of Section 14.07 hereof and provided that no Default or Event Default has occurred and is continuing or would occur as a result of the Merinta Event or Merinta Sale.

     Section 10.06. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of any Credit Party's business and upon fair and reasonable terms no less favorable to any Credit Party than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     Section 10.07. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or a material part of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), except that BC may sell all or any portion of the capital stock of Merinta and that Merinta may sell all or substantially all of its assets provided that any such sale is made in compliance with Section 14.07.

     Section 10.08. Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property except: (1) Capital Leases permitted under Sections 10.01(3) and 10.03(9), (2) leases that do not in the aggregate require the Credit Parties to make payments (including taxes, insurance, maintenance, and similar expenses which any Credit Party is required to pay under the terms of the lease but excluding all payments based upon a percentage of sales or revenues) in any Fiscal Year in excess of Two Million Dollars ($2,000,000) in the aggregate.

     Section 10.09. Dividends. Declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock or securities convertible into capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of any Co-Borrower or any Guarantor as the case may be, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on,


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

or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or purchase or otherwise acquire for value any stock of any Co-Borrower or any Guarantor except, Boundless Technologies and BMS can declare and pay cash dividends to BAC and BC, respectively, provided that the proceeds of any dividends by Boundless Technologies to BAC are used by BAC to make a dividend to BC in the same amount, provided that the aggregate amount of all such dividends declared in any Fiscal Year plus loans or advances made by Boundless Technologies and/or BMS to BAC or BC will not exceed Five Hundred Thousand Dollars ($500,000), in the aggregate, in any Fiscal Year, and provided, further that such amount shall be exclusive of corporate expenses allocated by Boundless Technologies or BMS to BAC or BC.

     Section 10.10. Changes, Amendments or Modifications. Change, amend, modify or supplement its certificate of incorporation (including but not limited to any of the terms or provisions related to its preferred stock) or by-laws or materially change or alter the nature of its business from the nature of the business engaged in by it on the Closing Date or permit any material change in the accounting policies and procedures of any Credit Party, including a change in fiscal year, without the prior written consent of the Required Banks; provided, however, that any policy or procedure required to be changed by the FASB or the Internal Revenue Service (or other board or committee of the FASB or the Internal Revenue Service), in order to comply with GAAP may be so changed.

     Section 10.11. Sale and Leaseback . Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of its or any of its Subsidiaries, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchaser) such property or like property for a substantially similar purpose.

     Section 10.12. Federal Reserve Requirement . Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provision of Regulations T, U or X of the Board of Governors of the Federal Reserve.

     Section 10.13. Subordinated Indebtedness . Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Indebtedness, without the prior written consent of the Required Banks.

     Section 10.14. Supply Agreement. Change, amend, modify or supplement the Supply Agreement, dated March 3, 2000, by and between BMS and Boca Research, on or prior to the first anniversary of the Closing Date, without the prior written consent of the Required Banks.

                         ARTICLE XI. FINANCIAL COVENANTS

     So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank shall have any Commitment hereunder or any other amount is owing by any Credit Party to any Bank Party hereunder or under any other Loan Document:


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

     Section 11.01. Minimum Earnings Before Interest, Taxes, Depreciation and Amortization.

                   (a) BC and its Consolidated Subsidiaries (other than Merinta). BC and its Consolidated Subsidiaries shall maintain consolidated Earnings Before Interest, Taxes, Depreciation and Amortization, calculated on a rolling twelve-month basis, for each of the periods set forth below of not less than the amounts set forth below opposite the applicable period, provided that for purposes of the calculation of minimum Earnings Before Interest, Taxes, Depreciation and Amortization pursuant to this Section 11.01(a), Consolidated Subsidiaries shall not be deemed to include Merinta:

         Period                                      Minimum Amount

         Closing Date through 6/30/00                $7,500,000

         7/1/00 - 9/30/00                            $6,400,000

         10/1/00 - 12/31/00                          $7,000,000

         1/1/01 and thereafter                       $7,500,000


                   (b) BC and its Consolidated Subsidiaries (including Merinta). BC and its Consolidated Subsidiaries shall maintain consolidated Earnings Before Interest, Taxes, Depreciation and Amortization for each of the periods set forth below, calculated on a rolling twelve-month basis, of not less than the amounts set forth below opposite the applicable period:

         Period                                      Minimum Amount

         Closing Date through 6/30/00                $500,000

         7/1/00 - 9/30/00                           -$700,000

         10/1/00 - 12/31/00                          $1,800,000

         1/1/01 and thereafter                       $3,000,000

     Section 11.02. Fixed Charge Coverage Ratio. BC and its Consolidated Subsidiaries shall maintain a consolidated Fixed Charge Coverage Ratio, of not less than 2.00 to 1:00 at any time, provided that for purposes of the calculation of Fixed Charge Coverage Ratio pursuant to this Section 11.02 only, Consolidated Subsidiaries shall not be deemed to include Merinta.

     Section 11.03. Cash Flow Leverage Ratio. BC and its Consolidated Subsidiaries shall maintain a consolidated Cash Flow Leverage Ratio of not greater than 3.00 to 1.00 at any time, provided that for purposes of the calculation of Cash Flow Leverage Ratio pursuant to this Section 11.03, Consolidated Subsidiaries shall not be deemed to include Merinta.


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

     Section 11.04. Capital Expenditures. BC and its Consolidated Subsidiaries shall not make or incur consolidated Capital Expenditures in any fiscal year in excess of Two Million Dollars ($2,000,000) in the aggregate; provided that for purposes of such calculation for the fiscal year ending December 31, 2000, such amount shall not include Capital Expenditures made, as of the date hereof, in connection with the acquisition by BMS of Boca Research.

     Section 11.05. Merinta . Commencing January 1, 2000, the Credit Parties shall not make loans or advances to or investments in Merinta in an amount which exceeds $7,000,000 in the aggregate.

                         ARTICLE XII. EVENTS OF DEFAULT

     Section 12.01. Events of Default. Any of the following events shall be an "Event of Default":

          (1) any Credit Party shall: (a) fail to pay the principal of any Note or shall fail to reimburse Chase on a Letter of Credit, as and when due and payable; (b) fail to pay interest on any Note within two (2) Banking Days of when such interest is due and payable; (c) fail to make any of the prepayments required by Section 2.11 within two (2) Banking Days of when required; or (d) fail to pay any fees or expenses required to be paid within two (2) Banking Days of when due and payable under the terms of any of the Loan Documents;

          (2) any representation or warranty made or deemed made by any Credit Party in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (3) any Credit Party shall fail to perform or observe any term, covenant or agreement contained in Article X or Article XI or in Section 9.05,
9.07 or 9.08 on its part to be performed or observed; or any Credit Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any Loan Document (other than obligations specifically referred to elsewhere in this Section 12.01) to which it is a party on its part to be performed or observed and such failure shall remain unremedied for thirty
(30) consecutive calendar days after the occurrence thereof;

          (4) any Credit Party shall: (a) fail to pay all or any portion of a Debt (other than the payment obligations described in (1) above), of such Credit Party when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both, of the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, provided that the aggregate principal amount of Debt included in clauses (a) and
(b) above shall equal or exceed $500,000;


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

          (5) any Credit Party: (a) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty
(60) days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (e) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (f) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

          (6) one or more judgments, decrees or orders for the payment of money shall be rendered against any Credit Party, and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

          (7) any of the following events shall occur or exist with respect to any Credit Party or any ERISA Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event shall occur with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of any Bank subject any Credit Party or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed Three Hundred Thousand Dollars ($300,000);

          (8) any Security Document shall at any time and for any reason cease:
(a) to create a valid and perfected first priority (other than Liens permitted under this Agreement) Lien in and to the property purported to be subject to such Security Document; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Credit Party, or any Credit Party shall deny it has any further liability or obligation under such Security Document, or any Credit Party shall fail to perform any of its obligations under such Security Document;


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

          (9) Article VI shall, at any time after the execution and delivery of this Agreement and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Credit Party or any Credit Party shall deny it has any further liability or obligation under or shall fail to perform its obligations under
Article VI; or

          (10) if at any time (a) BC ceases to own one hundred percent (100%) of the outstanding stock (preferred and common) of BAC; (b) BC ceases to own fifty percent (50%) of the outstanding common stock of BMS, provided that not more than twenty five percent (25%) of the outstanding common stock of BMS is owned by Persons other than Persons owning such shares BMS's 1999 Incentive Plan; (c) BAC ceases to own one hundred percent (100%) of the outstanding stock (preferred and common) of Boundless Technologies; (d) prior to a Merinta Event or Merinta Sale, BC ceases to own at least seventy percent (70%) of the outstanding common stock of Merinta, except as provided in Section 10.05(4) herein; or (e) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than a Person or group that is actively involved in the day to day management of BC on the date of this
Agreement: (A) acquires beneficial interest of 30% or more of any outstanding class of capital stock of BC having ordinary voting power in the election of directors of BC, if such event is followed by a change in the day-to-day management of any Co-Borrower or (B) obtains the power, directly or indirectly (whether or not exercised), to elect a majority of BC's directors); or

          (11) the failure of BC to realize (a) an aggregate of $5,000,000 in net proceeds from all Merinta Events occurring on or before July 14, 2000 or (b) an aggregate of $12,000,000 in net proceeds from all Merinta Events or a Merinta Sale on or before October 15, 2000.

     Section 12.02. Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent may, with the consent of the Required Banks and, shall, upon request of the Required Banks, by notice to the Co-Borrowers,
(1) declare the Commitments to be terminated, whereupon the same shall forthwith terminate; (2) require the Credit Parties to provide Cash Collateral in the aggregate amount of all outstanding Letters of Credit; (3) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement, and any other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement, and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Credit Parties; (4) exercise any remedies provided in any of the Loan Documents and/or (5) exercise any rights and remedies provided by Law; provided, however, that upon the occurrence of an Event of Default referred to in Section 12.01(5), the Commitments shall automatically terminate and the outstanding Notes, Letters of Credit and any other amounts payable under this Agreement or any of the other Loan Documents, and all interest on any of the foregoing, shall be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Credit Parties.


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

                     ARTICLE XIII. THE ADMINISTRATIVE AGENT

     Section 13.01. Appointment, Powers and Immunities of Administrative Agent. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee for any Bank. The Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Credit Parties or any officer or official of the Credit Parties or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by the Credit Parties to perform any of their obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Co-Borrowers shall pay any fee agreed to by the Co-Borrowers and the Administrative Agent with respect to the Administrative Agent's services hereunder.

     Section 13.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Bank as the holder of the Loans made by it and Participations purchased by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Administrative Agent signed by such Bank shall have been furnished to the Administrative Agent but the Administrative Agent shall not be required to deal with any Person who has acquired a participation in any Loan or Participation from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or Participation.

     Section 13.03. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Bank or any Co-Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative

Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 13.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Administrative Agent shall not be required to take any such action which it determines to be contrary to Law.

     Section 13.04. Rights of Administrative Agent as a Bank. With respect to its Commitment and the Credit Facilities provided by it, the Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its capacity as a Bank. The Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with any Credit Party (and any of their Affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

     Section 13.05. Indemnification of Administrative Agent. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section
14.03 or under the applicable provisions of any other Loan Document, but without limiting the obligations of the Co-Borrowers under Section 14.03 or such provisions), for its Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Co-Borrowers are obligated to pay under Section 14.03) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     Section 13.06. Documents. The Administrative Agent will forward to each Bank, promptly after the Administrative Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Loan Document to be delivered to the Administrative Agent for such Bank.

     Section 13.07. Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent, Chase or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and the decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, Chase or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Credit Parties of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Credit Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Credit Parties (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. The Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

     Section 13.08. Failure of Administrative Agent to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section
13.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section 13.09. Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Co-Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks, removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank which has an office in New York, New York. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify the Co-Borrowers and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

     Section 13.10. Amendments Concerning Agency Function. The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

     Section 13.11. Liability of Administrative Agent. The Administrative Agent shall not have any liabilities or responsibilities to the Credit Parties on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Credit Parties to perform their obligations hereunder or under any other Loan Document.

     Section 13.12. Transfer of Agency Function. Without the consent of the Co-Borrowers or any Bank, the Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located, provided that the Administrative Agent shall promptly notify the Co-Borrowers and the Banks thereof.

     Section 13.13. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Administrative Agent such forms, certifications, statements and other documents as the Administrative Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, such Bank will furnish to the Administrative Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or Participation or such Bank's Loan Commitment or obligation to purchase Participations until such Bank shall have furnished to the Administrative Agent the requested form, certification, statement or document.

                           ARTICLE XIV. MISCELLANEOUS

     Section 14.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Credit Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent, shall, unless in writing and signed by all Banks do any of the following: (1) increase the Revolving Credit Commitment or Letter of Credit Commitment or the Total Commitment; (2) reduce the principal of, or interest on, the Notes or the Commitment Fee, reduce the amount of any reimbursement due in respect of any Letter of Credit or the amount of any fees on Letters of Credit hereunder; (3) postpone any date fixed for any payment of principal of, or interest on, the Notes or such Commitment Fee or any fees on Letters of Credit hereunder or any other amount due hereunder or under any Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Document; (4) change the definition of "Required Banks"; (5) release (a) any Credit Party from its obligations under its Guaranty or (b) material portion of the Collateral otherwise than in accordance with the Loan Documents; (6) amend this Section 14.01 or any other provision requiring the consent of all Banks or (7) waive any of the conditions specified in Sections 7.01 or 7.02, provided, further, that no such waiver, amendment, supplement or modification shall waive, amend, supplement or modify any provision of Article XIII without the written consent of the then Administrative Agent. No failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

     Section 14.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Credit Parties under this Agreement, the Notes, and the Letters of Credit shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

     Section 14.03. Expenses; Indemnification. The Co-Borrowers agree to reimburse the Administrative Agent on demand for all costs, expenses, and charges (including, without limitation, all reasonable fees and charges of legal counsel for the Administrative Agent incurred by the Administrative Agent) in connection with the preparation, syndication, performance, or enforcement of this Agreement, the Notes, or any other Loan Documents.

     The Co-Borrowers agree to reimburse Chase on demand for all costs, expenses and charges incurred by Chase in connection with conducting an inspection or audit in accordance with Section 9.07 and Section 9.08(8); however, the Co-Borrowers will only be required to make such reimbursement for two such inspections in any Fiscal Year and for all such inspections while there is an outstanding Default or Event of Default.

     The Co-Borrowers agree to indemnify the Administrative Agent, Chase and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) arising out of this Agreement or any of the other Loan Documents or relating to any actual or proposed use by the Credit Parties of the proceeds of the Loans, or Letters of Credit, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

     The obligations of the Co-Borrowers under this Section shall survive the repayment of the Credit Facilities and all amounts due under or in connection with any of the Loan Documents and the termination of the Commitments.

     Section 14.04. Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, the Credit Parties, the Administrative Agent, the Banks and their respective successors and permitted assigns. The Credit Parties may not assign or transfer its rights or obligations hereunder. Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its portion of the Loans and the Participations. In the event of any such grant by a Bank of a participating interest to a Participant, such Bank shall remain responsible for the performance of its obligations hereunder, and the Credit Parties and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Co-Borrowers hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in Section 14.01 without the consent of the Participant.

     Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Notes, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the Bank, with and subject to the consent of the Administrative Agent provided that, in each case, after giving effect to such assignment each Bank's and each Assignee's portion of the Loans and the Participations will be equal to or greater than Two Million Five Hundred Thousand Dollars ($2,500,000), such amount to be allocated to the Revolving Credit Facility and the Term Loan on a pro-rata basis, and provided, further, that if the Assignee of any Bank is an Affiliate of such Bank, neither the consent of the Administrative Agent nor the consent of the Co-Borrowers shall be required for such assignment. Upon execution and delivery of such instrument and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Revolving Credit Commitment and obligation to purchase Participations as set forth in such Assignment and Assumption Agreement, and the Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, a new Note or Notes shall be issued by the Co-Borrowers. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Co-Borrowers and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 13.13.

     Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     The Co-Borrowers agree to provide all assistance reasonably requested by a Bank to enable such Bank either to sell participations in or make assignments of its portion of the Loans and the Participations as permitted by this Section 14.04.

     Section 14.05. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Administrative Agent by telephone, confirmed by telex, telecopy or other writing, and to the Banks and to the Credit Parties by ordinary mail, telecopy or telex addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (1) if given by mail, upon receipt; and (2) if given by telex, when the telex is transmitted to the telex number as aforesaid; provided that notices to the Administrative Agent and the Banks shall be effective upon receipt.

     Section 14.06. Setoff. Each Credit Party agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Credit Party at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Credit Parties to such Bank under this Agreement or such Bank's Note, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to such Credit Party), in which case it shall promptly notify the Co-Borrowers and the Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Each Bank agrees that to the extent any such payment is received by it as the result of a set-off or otherwise and such payment results in such Bank receiving a greater payment than it would have been entitled to, had the total amount of such payment been paid directly to the Administrative Agent for disbursement to the Banks, then such Bank shall immediately purchase for cash from the other Banks participations in the Loans sufficient in amount so that such payment shall effectively be shared pro rata with the other Banks in accordance with the amount, and to the extent, of their respective interests in all the Loans; provided, however, that if all or any portion of such payment is thereafter recovered from such Bank at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery, but without interest or other return thereof.

     Section 14.07. Special Provisions with Respect to Merinta Event or Merinta Sale.

     (a) Merinta Sale. Simultaneously with the closing of a Merinta Sale, BC shall (i) provide Cash Collateral equal to the face amount of all outstanding Letters of Credit established for the account of Merinta or (ii) cause the Administrative Agent and the Banks to be provided with an indemnity in form and substance satisfactory to the Administrative Agent and the Banks from a commercial bank acceptable to the Administrative Agent and the Banks in their discretion. Upon the closing of such Merinta Sale, Merinta shall cease to be a party to this Agreement and shall be released from all of its obligations under this Agreement.

     (b) Merinta Event Resulting in BC owning less than 100% but more than 50% of the Issued and Outstanding Capital Stock of Merinta. Simultaneously with the closing of a Merinta Event which results in BC owning less than 100%, but more than 50% of the issued and of the outstanding capital stock of Merinta, (i) BC shall execute an amendment to the Pledge Agreement (BC) pursuant to which BC shall pledge all of the capital stock of Merinta owned by BC to the Administrative Agent for the benefit of the Banks and shall deliver certificates evidencing such shares, together with stock powers executed in blank to the Agent and (ii)

Merinta shall no longer be deemed a Letter of Credit Party or a Co-Borrower and shall no longer be entitled to establish Letters of Credit hereunder. Following the closing of such a Merinta Event, Merinta shall remain obligated as a Guarantor hereunder.

     (c) Merinta Event Resulting in BC owning 50% or less of the Issued and Outstanding Capital Stock of Merinta. Simultaneously with the closing of a Merinta Event which results in BC owning 50% or less of the issued and outstanding capital stock of Merinta, (i) BC shall execute an amendment to the Pledge Agreement (BC) pursuant to which BC shall pledge all of the capital stock of Merinta, owned by BC to the Administrative Agent for the benefit of the Banks and shall deliver certificates evidencing such shares, together with stock powers executed in blank to the Administrative Agent and (ii) Merinta shall (A) no longer be deemed a Letter of Credit Party or a Co-Borrower and shall not be entitled to establish Letters of Credit hereunder and (B) be released from all of its obligations hereunder other than its obligations with respect to outstanding Letters of Credit. With respect to all such outstanding Letters of Credit, BC shall (i) provide Cash Collateral equal to the full amount of such outstanding Letters of Credit or (ii) cause the Administrative Agent and the Banks to be provided with an indemnity in form and substance satisfactory to the Administrative Agent and the Banks from a commercial bank acceptable to the Administrative Agent and the Banks in their discretion.

     (d) Failure to Complete Merinta Event or Merinta Sale. In the event that a Merinta Event is not closed on or before July 14, 2000 which results in net proceeds of at least $5,000,000 to Merinta or a Merinta Sale has not occurred on or before such date, the Co-Borrowers shall deliver to the Administrative Agent, for the ratable, benefit of the Banks: (i) Merinta Warrants substantially is the form of Exhibit K entitling the Banks to acquire 25,000 shares of Merinta, in the aggregate, and (ii) a fee of $75,000. If Merinta fails to realize at least $12,000,000 of net proceeds from all Merinta Events on or before October 15, 2000 or if a Merinta Sale has not occurred on or before such date, the Co-Borrowers shall deliver to the Administrative Agent for the ratable benefit of the Banks: (i) additional Merinta Warrants substantially in the form of Exhibit K, entitling the Banks to acquire 35,000 shares of Merinta, in the aggregate, and (ii) a fee of $125,000.

     (e) Release of Merinta. Notwithstanding anything to the contrary herein, Merinta shall cease to be a party to this Agreement and shall be released from all of its obligations hereunder if Merinta realizes not less than $12,000,000 from all Merinta Events on or before October 15, 2000 and the Banks shall be satisfied with the terms and conditions thereof, in their sole discretion.

     Section 14.08. Jurisdiction; Immunities. Each Credit Party hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding, arising out of or relating to this Agreement, the Notes, the Letters of Credit, or any other Loan Document, and each Credit Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each Credit Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to each Credit Party at their respective addresses specified in Section 14.05. Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Credit Party further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of inconvenient forum. Each Credit Party agrees that any action or proceeding brought against either Administrative Agent or any Bank shall be brought only in New York State or United States Federal court sitting in New York County.

     Nothing in this Section 14.08 shall affect the right of either Administrative Agent or any Bank to serve legal process in any other manner permitted by Law or affect the right of either Administrative Agent or any Bank to bring any action or proceeding against any Credit Party or its property in the courts of any other jurisdictions.

     To the extent that any Credit Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Credit Party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes, the Letters of Credit, and any other Loan Document.

     Section 14.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

     Section 14.10. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

     Section 14.11. Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     Section 14.12. Table of Contents; Headings. The headings in the Table of Contents and in this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

     Section 14.13. Severability. If any word, phrase, sentence, paragraph, provision or section of this Agreement or any other Loan Document shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, Governmental Authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement or such Loan Document, as the case may be, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

     Section 14.14. Integration. This Agreement, the Loan Documents and the Supplemental Letter set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions. Any previous agreement among the parties with respect to the transactions contemplated hereunder is superseded by this Agreement and the other Loan Documents, provided, however, that nothing contained in this Agreement or the other Loan Documents shall impair, limit or affect the liens and security interests heretofore granted, pledged and/or assigned to the Administrative Agent as security for the Obligations to the Banks under the Prior Credit Agreement. Except as expressly provided herein or in the other Loan Documents, nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or such other Loan Documents.

     Section 14.15. Taxes. All payments made by the Credit Parties under any of the Loan Documents, including, under any Note or Letter of Credit or any payment by Chase under the Participations, or under any other Loan Document will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority (but excluding, except as noted below, any tax imposed on or measured by the net income of a Bank) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, each Credit Party agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under any of the Loan Documents, including any Note or Letter of Credit or with regard to any payment by Chase under the Participations, or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein, in such Note, Letter of Credit or with regard to any payment by Chase under the Participation, or in such other Loan Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then each Credit Party agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank and for any withholding ,of or deduction from or on account of income or similar taxes imposed by the United States of America or such other jurisdiction as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Co-Borrowers will furnish to the Administrative Agent within forty-five (45) days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable Law, certified copies of tax receipts evidencing such payment by the Co-Borrowers. The Co-Borrowers will indemnify and hold harmless each Administrative Agent and each Bank, and reimburse such Administrative Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Administrative Agent or such Bank.

     Section 14.16. WAIVER OF JURY TRIAL. EACH CREDIT PARTY AND EACH BANK PARTY WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

     Section 14.17. Joint and Several Obligations . To the extent any obligation hereunder is the obligation of more than one Credit Party, such obligation shall be a joint and several obligation of such Credit Parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                             BOUNDLESS TECHNOLOGIES, INC.,
                               as a Co-Borrower


                             By: /s/ JOSEPH GARDNER
                                -------------------------------
                                Name:  Joseph Gardner
                                Title: Vice President

                             Address for Notices:

                                     100 Marcus Boulevard
                                     Hauppauge, New York 11788
                                     Attn: Joseph Gardner
                                     Telecopy No.: (631) 342-7911


                             BOUNDLESS MANUFACTURING
                              SERVICES, INC., as a Co-Borrower


                             By: /s/ JOSEPH GARDNER
                                -------------------------------
                                Name:  Joseph Gardner
                                Title: Vice President

                             Address for Notices:

                                     100 Marcus Boulevard
                                     Hauppauge, New York 11788
                                     Attn: Joseph Gardner
                                     Telecopy No.: (631) 342-7911

                             MERINTA, INC., as a Co-Borrower


                             By: /s/ JOSEPH GARDNER
                                -------------------------------
                                Name:  Joseph Gardner
                                Title: Vice President

                             Address for Notices:

                                     100 Marcus Boulevard
                                     Hauppauge, New York 11788
                                     Attn: Joseph Gardner
                                     Telecopy No.: (631) 342-7911


                             BOUNDLESS ACQUISITION CORP.,
                               as a Guarantor


                             By: /s/ JOSEPH GARDNER
                                -------------------------------
                                Name:  Joseph Gardner
                                Title: Vice President

                             Address for Notices:

                                     100 Marcus Boulevard
                                     Hauppauge, New York 11788
                                     Attn: Joseph Gardner
                                     Telecopy No.: (631) 342-7911


                             BOUNDLESS CORPORATION,
                               as a Guarantor


                             By: /s/ JOSEPH GARDNER
                                -------------------------------
                                Name:  Joseph Gardner
                                Title: Vice President

                             Address for Notices:

                                     100 Marcus Boulevard
                                     Hauppauge, New York 11788
                                     Attn: Joseph Gardner
                                     Telecopy No.: (631) 342-7911

                             THE CHASE MANHATTAN BANK,
                               as Administrative Agent


                             By: /s/ WILLIAM DeMILT
                                -------------------------------
                                Name:  William DeMilt
                                Title: Vice President

                             Address for Notices:

                             New York Agency
                             4 Chase Metrotech Center
                             Brooklyn, New York 11245

                             Attention:

                             Telecopy No.: (718) 242-6900
                             Telex No.: 6720516
                             Answerback: CMBNYAUW

Bank Commitment:  THE CHASE MANHATTAN BANK, as a Bank
$7,066,667


                             By: /s/ WILLIAM DeMILT
                                -------------------------------
                                Name:  William DeMilt
                                Title: Vice President

                             Applicable Lending Office for
                             Base Rate and LIBOR Loans:

                             The Chase Manhattan Bank
                             One Chase Manhattan Plaza
                             New York, New York 10081

                             Address for Notices:

                                     395 North Service Road
                                     Melville, New York 11747

                             Attention: William DeMilt

                             Telecopy No.: 631-755-5184

Bank Commitment:             SILICON VALLEY BANK, as a Bank
$7,066,667

                             By: /s/ SHEILA COLSON
                                -------------------------------
                                Name:  Sheila Colson
                                Title: Vice President

                             Address for Notices:

                             Applicable Lending Office for
                             Base Rate and LIBOR Loans and
                             Address for Notices:

                                     9020 Capital of Texas Highway, North
                                     Building One, Suite 350
                                     Austin, Texas 78759

                             Attention: Ms. Sheila Colson

                             Telecopy No.: 512-794-0855

Bank Commitment:             NATIONAL BANK OF CANADA, as a Bank
$3,533,333

                             By: /s/ JAMES DRUM
                                -------------------------------
                                Name:  James Drum
                                Title: Vice President

                             By: /s/
                                -------------------------------
                                Name:
                                Title:

                             Address for Notices:

                             Applicable Lending Office for
                             Base Rate and LIBOR Loans and
                             address for Notices:

                                     125 West 55th Street
                                     Suite 2300
                                     New York, New York 10019
                                     Attention: Mr. James Drum
                                     Telecopy No.: 212-632-8545


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